SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 9, 2001 (January 02, 2001)

Commission file number 0-10521

ADVANCED NEUROMODULATION SYSTEMS, INC.

Incorporated pursuant to the Laws of the State of Texas

Internal Revenue Service — Employer Identification No. 75-1646002

6501 Windcrest Drive, Plano, Texas 75024

(972) 309-8000

Item 2.  Acquisition or Disposition of Assets.

Effective January 2, 2001, the Registrant acquired Hi-tronics Designs, Inc., a New Jersey corporation ("HDI"), through a merger of ANS Acquisition Corp., a New Jersey corporation and wholly-owned direct subsidiary of the Registrant (the "Merger Sub"), with and into HDI (the "Merger"). In connection with the acquisition, the Registrant has issued a total of 1,104,725 shares of its common stock, having a current value of approximately $22.5 million, to the shareholders of HDI. The number of shares of the Registrant's common stock to be issued was calculated by multiplying the number of issued and outstanding shares of HDI common stock held by each HDI shareholder by an exchange ratio of 0.329. Cash was distributed in lieu of fractional shares. The HDI acquisition will be treated for accounting purposes as a "pooling of interests" transaction. The principles followed in determining the amount of consideration paid for HDI included a multiple of revenues and earnings analysis, an assessment of comparable purchase prices paid for similar businesses by similarly-situated buyers, discounted cash flow analysis, and other customary measures of business valuation.

HDI is a contract developer and original equipment manufacturer of electro-mechanical devices, and supplies components to the Registrant and other customers. For more information with respect to the terms of the HDI acquisition, reference is made to the Agreement and Plan of Merger dated as of November 30, 2000, by and among the Registrant, the Merger Sub, HDI and certain major shareholders of HDI, which is attached hereto as Exhibit 2.1 and incorporated herein by reference, and to the press release attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated as of November 30, 2000, by and among the Registrant, the Merger Sub, HDI and certain major shareholders of HDI.

99.1	Press Release dated January 3, 2001.

Signatures

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED NEUROMODULATION SYSTEMS, INC.
By: /s/ F. Robert Merrill III
Date: January 9, 2001	F. Robert Merrill III
Executive Vice President, Finance
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of November 30, 2000, by and among the Registrant, the Merger Sub, HDI and certain major shareholders of HDI (the exhibits and schedules to the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a copy of any omitted exhibit or schedule to the Commission upon request.)

99.1	Press Release dated January 3, 2001.

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

among

ADVANCED NEUROMODULATION SYSTEMS, INC.

and

ANS ACQUISITION CORP.

and

HI-TRONICS DESIGNS, INC.

TABLE OF CONTENTS

ARTICLE I

The Merger

ARTICLE II

Conversion of Securities; Exchange of Certificates

SECTION 2.01.	Merger Consideration; Conversion and Cancellation of Securities	3
SECTION 2.02.	Exchange and Surrender of Certificates	3

ARTICLE III

Representations and Warranties of Company and the Shareholders

i

ARTICLE IV

Representations and Warranties of Parent Companies

ARTICLE V

Covenants

ARTICLE VI

Additional Agreements

ARTICLE VII

Closing Conditions

ARTICLE VIII

Indemnification

ARTICLE IX

Agreement to Register the Shares

ARTICLE X

Termination, Amendment and Waiver

ARTICLE XI

General Provisions

EXHIBITS

Exhibit A	Form of Company Affiliate Agreement
Exhibit B	Form of Escrow Agreement
Exhibit C	Form of Opinion of Counsel to Company and Shareholders
Exhibit D	Form of Inducement Letter
Exhibit E	Form of Option Agreement for the Purchase of Certain Assets
Exhibit F	Form of Opinion of Counsel to Parent Companies

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of November 30, 2000 (this "Agreement"), is by and among Advanced Neuromodulation Systems, Inc., a Texas corporation ("Parent"), ANS Acquisition Corp., a New Jersey corporation and wholly-owned subsidiary of Parent ("Merger Sub"; Parent and Merger Sub are referred to in this Agreement as the "Parent Companies"), Hi-tronics Designs, Inc., a New Jersey corporation ("Company") and the shareholders of Company listed on the signature pages to this Agreement (the "Shareholders"). The Parent Companies, Company and the Shareholders are collectively referred to in this Agreement as the "parties."

Recitals

The parties desire that Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the New Jersey Business Corporation Act (the "New Jersey Act"), merge with and into Company (the "Merger"), and pursuant to this Agreement, the issued and outstanding shares of common stock, no par value, of Company ("Company Common Stock") not owned directly or indirectly by Company, Parent or any of Parent's subsidiaries be converted into the right to receive shares of common stock, $0.05 par value, of Parent ("Parent Common Stock"), as set forth in this Agreement.

The Board of Directors of Company has determined that the Merger is fair to, and in the best interests of, Company and its shareholders and has approved and adopted this Agreement and the transactions contemplated by this Agreement.

The Board of Directors of Parent has determined that the Merger is fair to, and in the best interests of, Parent and its shareholders and has approved and adopted this Agreement and the transactions contemplated by this Agreement.

The Board of Directors of Merger Sub, and Parent, as the sole shareholder of Merger Sub, have approved and adopted this Agreement.

The Shareholders, as the owners of 77% of the issued and outstanding capital stock of Company, will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement, and the Parent Companies have requested that the Shareholders enter into this Agreement as a condition to the Parent Companies' execution of this Agreement.

For federal income tax purposes, the parties intend that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

The parties intend that the Merger be treated as a "pooling of interests" transaction for financial accounting purposes.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

ARTICLE I

The Merger

SECTION 1.01.    The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the New Jersey Act, at the Effective Time (as defined in Section 1.02), Merger Sub will be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease and Company will continue as the surviving corporation of the Merger (the "Surviving Corporation"). Certain terms used in this Agreement are defined in Section 11.03.

SECTION 1.02.    Closing; Closing Date; Effective Time. Unless this Agreement is terminated pursuant to Section 10.01, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") will take place on or before December 15, 2000, or as soon as practicable thereafter, assuming the conditions set forth in Article VII have been satisfied or waived at or prior to that time. The date on which the Closing takes place is referred to in this Agreement as the "Closing Date." As promptly as practicable on the Closing Date, the parties to this Agreement will cause the Merger to be consummated by filing a certificate of merger with the New Jersey Secretary of State, in such form as required by, and executed in accordance with, the relevant provisions of the New Jersey Act. The date and time of this filing, or such later date or time agreed upon by Parent and Company and set forth in the filing, will be the "Effective Time."

SECTION 1.03.    Effect of the Merger. The effect of the Merger will be as provided in the applicable provisions of the New Jersey Act.

SECTION 1.04.    Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation and bylaws of Merger Sub, each as in effect immediately prior to the Effective Time, will be the certificate of incorporation and bylaws of the Surviving Corporation and thereafter will continue to be its certificate of incorporation and bylaws until they are amended as provided therein and in accordance with the New Jersey Act.

SECTION 1.05.    Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and Christopher Chavez, Robert Merrill and Anthony Varrichio will be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

ARTICLE II

Conversion of Securities; Exchange of Certificates

SECTION 2.01.    Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of the Parent Companies, Company or their respective shareholders:

    (a)    Subject to the other provisions of this Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Section 2.0l(b)) will be converted into the right to receive 0.329 shares of Parent Common Stock (the "Exchange Ratio"). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

    (b)    Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock owned by Parent or any direct or indirect wholly-owned subsidiary of Parent immediately prior to the Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

    (c)    All shares of Company Common Stock will cease to be outstanding and will automatically be canceled and retired, and each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Section 2.01(b)) ("Converted Shares") will thereafter represent the right to receive, subject to Section 2.02(e), the number of shares of Parent Common Stock determined pursuant to the Exchange Ratio and, if applicable, cash pursuant to Section 2.02(e) (together, the "Merger Consideration"). The holders of certificates previously evidencing Converted Shares will cease to have any rights with respect to such Converted Shares except as otherwise provided in this Agreement or by law. Such certificates previously evidencing Converted Shares will be exchanged for certificates evidencing whole shares of Parent Common Stock upon the surrender of such certificates in accordance with the provisions of Section 2.02, without interest. No fractional shares of Parent Common Stock will be issued in connection with the Merger and, in lieu thereof, a cash payment will be made in accordance with Section 2.02(e).

    (d)    Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one share of common stock, $0.01 par value per share, of the Surviving Corporation.

SECTION 2.02.    Exchange and Surrender of Certificates.

    (a)    As soon as practicable after the Effective Time, each holder of a certificate previously evidencing Converted Shares will be entitled, upon surrender thereof to Parent or an exchange agent designated by Parent (as specified in the letter of transmittal described in Section 2.02 (c)), to receive in exchange therefor a certificate or certificates representing the number of whole shares of Parent Common Stock into which the Converted Shares so surrendered have been converted as described above, in such denominations and registered in such names as such holder may request. Each holder of Converted Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock will, upon surrender of the certificate or certificates previously representing such Converted Shares, be paid an amount in cash in accordance with the provisions of Section 2.02(e). Until so surrendered and exchanged, each certificate previously evidencing Converted Shares will represent solely the right to receive Parent Common Stock and cash in lieu of fractional shares that the holder thereof is entitled to receive under this Agreement. Unless and until any such certificates are so surrendered and exchanged, no dividends or other distributions payable to the holders of record of Parent Common Stock as of any time on or after the Effective Time will be paid to the holders of such certificates previously evidencing Converted Shares. Upon surrender and exchange of such certificates by the record holders, such holders will be paid (i) the amount, without interest thereon, of dividends and other distributions, if any, with a record date on or after the Effective Time previously paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock. Except as otherwise provided by applicable law, neither any party to this Agreement nor Parent's exchange agent will be liable to any former holder of Converted Shares for any cash, Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

    (b)    All shares of Parent Common Stock issued upon the surrender for exchange of certificates previously evidencing Converted Shares in accordance with the terms of this Agreement (including any cash paid pursuant to Section 2.02 (e)) will be deemed to have been issued in full satisfaction of all rights pertaining to such Converted Shares. At and after the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Common Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates previously evidencing Converted Shares are presented to the Surviving Corporation for any reason, they will be canceled and exchanged as provided in this Article II.

    (c)    As promptly as practicable after the Effective Time, Parent will send or cause to be sent to each record holder of Company Common Stock at the Effective Time a letter of transmittal or other appropriate materials for use in surrendering certificates as contemplated by this Agreement.

    (d)    If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, the certificate so surrendered must be properly endorsed, with signatures guaranteed, and otherwise in proper form for transfer before the certificate for shares of Parent Common Stock will be issued, and the person requesting such exchange must have paid to Parent or its exchange agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or its transfer agent that such tax has been paid or is not payable.

    (e)    No certificates or scrip evidencing fractional shares of Parent Common Stock will be issued upon the surrender for exchange of certificates previously evidencing Converted Shares, and such fractional share interests will not entitle their owner to any rights of a shareholder of Parent. In lieu of any such fractional shares, each holder of a certificate previously evidencing Converted Shares, upon surrender of such certificate for exchange pursuant to this Article II, will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the closing price for a share of Parent Common Stock on the Nasdaq Stock Market as reported in the Wall Street Journal on the date of the Effective Time, by (b) the fractional interest to which such holder would otherwise be entitled (after taking into account all Converted Shares held of record by such holder at the Effective Time).

    (f)    Parent is entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as Parent (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by Parent.

ARTICLE III

Representations and Warranties of Company and the Shareholders

Company and the Shareholders jointly and severally represent and warrant to the Parent Companies as follows:

SECTION 3.01.    Organization and Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect.

SECTION 3.02    Charter and Bylaws; Books and Records.

    (a)    Company has previously furnished to Parent a complete and correct copy of its charter and bylaws, as amended or restated. Company is not in violation of any of the provisions of its charter or bylaws.

    (b)    Company has made and kept books, records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Company. The minute books of Company accurately and adequately reflect all actions previously taken by the shareholders, Board of Directors and committees of the Board of Directors of Company. The copies of the stock book records of Company that have been delivered to Parent are true, correct and complete, and accurately reflect all transactions effected in the capital stock of Company through and including the date of this Agreement. Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of Company. Company's minute books contain minutes or consents reflecting all actions that have been taken to date by Company and its shareholders in connection with this Agreement or the transactions contemplated by this Agreement that required the approval of the directors (including any committees) or shareholders of Company.

SECTION 3.03.    Authorization. Company and the Shareholders have all requisite power and authority to execute and deliver this Agreement and all other agreements and instruments required to be executed and delivered by Company or the Shareholders under this Agreement (the "Related Agreements"), to perform their obligations under this Agreement and the Related Agreements and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the Related Agreements by Company and the Shareholders and the consummation by Company and the Shareholders of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of Company and no other corporate proceedings on the part of Company or other actions on the part of the Shareholders, with the exception of obtaining the approval of the shareholders of Company, are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions contemplated by this Agreement. Subject to the receipt of shareholder approval, this Agreement and the Related Agreements are the legal, valid and binding agreements of Company and the Shareholders, enforceable against Company and the Shareholders in accordance with their respective terms.

SECTION 3.04.    No Conflict or Violation.Except as set forth on Schedule 3.04 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or the Related Agreements nor the performance of Company’s or the Shareholders’ obligations under this Agreement or the Related Agreements or the consummation of the transactions contemplated by this Agreement will result in a (a) violation of or conflict with any provision of Company's certificate of incorporation or bylaws, (b) breach of or default under any term or provision of any material contract, agreement, lease commitment, license, franchise or permit to which Company is a party or an event which, with notice, lapse of time or both, would result in any such breach or default, or (c) violation by Company of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or an event which, with notice or lapse of time or both, would result in any such violation.

SECTION 3.05.    Capitalization.

    (a)    The authorized capital stock of Company consists solely of 10,000,000 shares of Company Common Stock, of which, as of the date of this Agreement, (i) 3,357,833 shares are issued and outstanding, (ii) 1,095,667 shares are held in treasury, (iii) 129,000 shares are reserved for future issuance pursuant to outstanding stock options ("Stock

Options") granted pursuant to the Stock Option Plan for Long Term Employees ("LTE-SOP") or the Stock Option Purchase Plan for Key Employees ("KEY-SOP") (collectively, the "Option Plans"), and (iv) 461,667 shares are reserved for future issuance pursuant to stock options eligible for grant under the Option Plans. Except as described in this Section 3.05 or in Schedule 3.05(a) of the Company Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of Company are reserved for any purpose. All of the outstanding shares of capital stock of Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of (nor are any of the authorized shares of capital stock of Company subject to) any preemptive or similar rights created by statute, the charter or bylaws of Company or any agreement to which Company is a party or is bound. Company has no wholly or partially-owned subsidiaries, and has no material equity or debt investment in any corporation, partnership, joint venture or other entity.

    (b)    Company has delivered or made available to Parent complete and correct copies of (i) the Option Plans, including all amendments thereto; (ii) the form of agreement executed pursuant to each of the Option Plans, including all amendments thereto (the "Option Agreements"); and (iii) all documents evidencing Stock Options that are not in the form of the applicable Option Agreement. Schedule 3.05(b) of the Company Disclosure Schedule sets forth a complete and correct list of all Stock Options, including any not granted pursuant to either of the Option Plans, setting forth, as of the date of this Agreement, (w) the number and type of shares subject to each Stock Option; (x) the exercise price of each Stock Option; (y) the number of shares exercisable under each Stock Option; and (z) assuming no amendment or waiver of the terms thereof, the number of shares under each Stock Option that will become exercisable as a result of the Merger or any other transaction contemplated by this Agreement.

    (c)    Except as described in Schedule 3.05(c) of the Company Disclosure Schedule, Company has no obligation, contingent or otherwise, to (i) repurchase, redeem or otherwise acquire any shares of Company Common Stock; or (ii) provide funds to, make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any person.

SECTION 3.06.    Title to Assets; Facilities.

    (a)    Company owns and has good, valid and marketable title to, or holds by valid and existing lease or license, all of its assets free and clear of any liens, claims, security interests or encumbrances (collectively, "Liens"), other than (a) Liens for current taxes or other amounts not yet due and payable, and (b) Liens specifically identified on Schedule 3.06 of the Company Disclosure Schedule as "permitted liens" (collectively, "Permitted Liens").

    (b)    All of Company's assets are and have been maintained in good working condition and repair subject to normal wear and tear, in accordance with normal industry practice. These assets include (without limitation) all assets necessary for the conduct of Company's business in the ordinary course and are sufficient for the operation of Company's business as currently conducted.

    (c)    Company has performed all the obligations required to be performed by it with respect to all assets leased by it through the date of this Agreement, except where the failure to perform such obligations would not have a Material Adverse Effect.

    (d)    Company enjoys peaceful and undisturbed possession of all manufacturing facilities, warehouses and administration buildings, and all other real property and related facilities that are leased by it (collectively, the "Facilities"), and, to the knowledge of Company or the Shareholders, such Facilities are not subject to any encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations that in any material respect interfere with or impair the present and continued use of such Facilities in the usual and normal conduct of Company's business. Company owns no real estate.

    (e)    There are no pending or, to the knowledge of Company or the Shareholders, threatened condemnation proceedings relating to any of the Facilities. Company has received no notice and is not aware of any special assessment relating to any Facility or any portion of any Facility and there is no pending or, to the knowledge of Company or the Shareholders, threatened (in writing) special assessment.

    (f)    The real property improvements (including leasehold improvements), equipment and other tangible assets owned or used by Company at the Facilities are (i) adequately insured to the extent and in a manner customary in the industry, (ii) to the knowledge of Company or the Shareholders, structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of Company's business as presently conducted, (vi) to the knowledge of Company or the Shareholders, in conformity in all material respects with all applicable regulations, and (vii) supplied with and anticipated to continue to be supplied with utilities and services necessary for their operation as presently operated. Except as set forth on Schedule 3.06 of the Company Disclosure Schedule, none of such improvements, equipment or other assets is subject to any commitment or other arrangement for its sale or use by any affiliate of Company or any third party.

SECTION 3.07.    Leased Premises. Company has provided to Parent true, correct and complete copies of all real property leases, subleases, amendments, options and other leasehold interests to which Company is a party (the "Leases"). There is no existing default or event of default (or event which, with notice or lapse of time or both, would constitute a default or an event of default) under, or material breach by Company or, to the knowledge of Company or the Shareholders, by any other party thereto, of any of the Leases. Except as identified in Schedule 3.07 of the Company Disclosure Schedule, (a) no consents are required in respect of any Leases in connection with the transactions contemplated by this Agreement; (b) any consents that are necessary will be obtained by Company prior to the Closing and each such Lease will continue to be binding against the landlord in accordance with its terms following the Closing; and (c) to the knowledge of Company or the Shareholders, no party to any such Lease has repudiated any provision thereof.

SECTION 3.08.    Accounts Receivable. All accounts receivable reflected on the Interim Balance Sheet (as defined in Section 3.12) constitute, and all accounts receivable to be reflected on the Closing Balance Sheet will constitute, bona fide, valid and binding claims arising in the ordinary course of Company’s business at the aggregate recorded amount thereof and arose out of arms’ length transactions with third parties unrelated to Company. Except as set forth on Schedule 3.08 of the Company Disclosure Schedule, all of such accounts receivable, net of reserves for doubtful accounts or for ordinary returns, warranty claims, scrap or obsolescence, are collectible in the ordinary course of business.

SECTION 3.09.    Inventory. Except as set forth on Schedule 3.09 of the Company Disclosure Schedule, inventory of Company reflected on the Financial Statements (as defined in Section 3.12) at the dates thereof was, and all inventory to be reflected on the Closing Balance Sheet (except to the extent in each case of reserves reflected thereon) is and will be, of a quality and quantity usable or salable in the ordinary course of Company’s business. The quantities of each type of inventory are not excessive or inadequate, and are reasonable and warranted in Company’s present circumstances (except to the extent in each case of reserves reflected in the Financial Statements for such inventory).

SECTION 3.10.    Material Agreements.

    (a)    Schedule 3.10 of the Company Disclosure Schedule lists each agreement and arrangement, whether written or oral, (x) to which Company is a party or by which Company or any of its assets is bound and (y) that is material to Company or its assets (collectively, the "Material Agreements"), including without limitation (i) any product development, manufacturing, supply, distribution or other agreements or arrangements pursuant to which third parties are or will be entitled or obligated to purchase or use any of Company’s assets with an aggregate purchase price in excess of $25,000; (ii) any warranty agreements or arrangements under which Company has any liability in excess of $25,000; (iii) any leases with a term of one year or more or pursuant to which Company is entitled to or obligated to pay in excess of $10,000; (iv) any capital or operating leases or conditional sales agreements relating to vehicles or equipment pursuant to which Company is entitled or obligated to pay in excess of $25,000; (v) any supply or manufacturing agreements or arrangements pursuant to which Company is entitled or obligated to acquire any assets from a third party with an aggregate purchase price in excess of $10,000; (vi) any employment, consulting, noncompetition, separation, collective bargaining, union or labor agreements or arrangements that are not otherwise scheduled on Schedule 3.21 of the Company Disclosure Schedule; (vii) any agreement evidencing, securing or otherwise relating to any indebtedness in excess of $10,000 for which Company has any liability; (viii) any agreement with or for the benefit of any member, manager, officer or employee of Company, or any affiliate or family member thereof; and (ix) any other agreement or arrangement pursuant to which Company could be required to make or be entitled to receive aggregate payments in excess of $25,000 and which is not cancelable without penalty upon 30 days' notice.

    (b)    Company has performed all of its obligations under each Material Agreement, and to the knowledge of Company or the Shareholders, there exists no breach or default (or event that with notice or lapse of time would constitute a breach or default) under any Material Agreement.

    (c)    Each Material Agreement is valid, binding and in full force and effect and enforceable in accordance with its respective terms. There has been no termination or threatened termination or notice of default under any Material Agreement. Company has delivered to Parent a copy of each written Material Agreement and a written summary of all material terms of each oral Material Agreement.

    (d)    Except as set forth on Schedule 3.10 of the Company Disclosure Schedule, no consent of any person is required in connection with the transactions contemplated by this Agreement in order to preserve the rights of the Surviving Corporation under or to prevent any disadvantage to the Surviving Corporation in respect of any Material Agreement.

SECTION 3.11.    Intellectual Property Rights. Set forth on Schedule 3.11 of the Company Disclosure Schedule is a complete list of all patents, trademarks, service marks, trade names and copyrights, and applications for and licenses (to or from Company) with respect to any of the foregoing (collectively, the "Intellectual Property") that are (a) owned by Company, or with respect to which Company has any rights, or (b) used by Company. Except as set forth on Schedule 3.11 of the Company Disclosure Schedule, to the knowledge of Company or the Shareholders, Company has the right to use all Intellectual Property and all other computer software and software licenses, intellectual property, proprietary information, trade secrets, material and manufacturing specifications, drawings and designs necessary in connection with the operation of Company’s business without infringing on or otherwise acting adversely to the rights or claimed rights of any person. Except as set forth on Schedule 3.11 of the Company Disclosure Schedule, neither Company nor the Shareholders are obligated to pay any royalty or other consideration to any person in connection with the use of any such Intellectual Property. To the knowledge of Company or the Shareholders, no other person is infringing on the rights of Company in any of its Intellectual Property. Company has taken all reasonable and prudent steps that a similarly-sized company in Company's industry would take to protect the Intellectual Property from infringement by any other firm, corporation, partnership, association, business organization or person.

SECTION 3.12.    Financial Statements. Prior to the date of this Agreement, Company has delivered to Parent (a) true, complete and correct copies of its reviewed financial statements, including its balance sheet, as of and for the period ended November 30, 1999 (the "Interim Balance Sheet," and collectively, the "1999 Financial Statements"); and (b) true, complete and correct copies of its unaudited interim financial statements, dated as of August 31, 2000, including a balance sheet dated as of the same date (collectively, the "Interim Financial Statements"; the 1999 Financial Statements and the Interim Financial Statements are referred to collectively as the "Financial Statements"). The Financial Statements present fairly the financial condition of Company at the dates specified and the results of its operations for the periods specified and have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, subject in the case of the Interim Financial Statements to changes resulting from normal period-end adjustments for recurring accruals (which will not be material individually or in the aggregate) and to the absence of certain footnote disclosure and other presentation items. The Financial Statements do not contain any items of a special or nonrecurring nature, except as expressly stated therein. The Financial Statements have been prepared from the books and records of Company, which accurately and fairly reflect all the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by Company.

SECTION 3.13.    No Undisclosed Liabilities. Company has no liabilities, obligations or commitments of any nature (absolute, accrued, contingent or otherwise), matured or unmatured ("Liabilities"), which, individually or in the aggregate, are material, except (a) Liabilities reflected in the Interim Balance Sheet; (b) trade payables and accrued expenses arising since the date of the Interim Balance Sheet in the ordinary course of business consistent with past practices; (c) obligations to be performed in the ordinary course of business consistent with past practice under the Material Agreements or under agreements similar in type or kind to the Material Agreements but which fall below the minimum threshold amount, term or materiality of the contracts required to be disclosed pursuant to Section 3.10; and (d) other Liabilities disclosed on Schedule 3.13 of the Company Disclosure Schedule.

SECTION 3.14.    No Material Adverse Change. Except as set forth in Schedule 3.14 of the Company Disclosure Schedule, since the date of the Interim Balance Sheet, there has not been (a) a Material Adverse Effect; (b) any increase in salary, bonus or other compensation to any officers, employees or agents of Company, other than annual increases and bonuses made in the ordinary course of business consistent with past practices; (c) any payment (including without limitation any dividend or other distribution, equity repurchase or repayment of indebtedness) to the shareholders, any manager, officer or employee of Company or any relative or affiliate of any of the foregoing, other than the regular payment of compensation to employees of Company; (d) any breach or default (or event that with notice or lapse of time would constitute a breach or default), termination or threatened termination under any Material Agreement; (e) any theft, damage, destruction, casualty loss, condemnation or eminent domain proceeding affecting any of Company’s assets with a book or fair market value in excess of $25,000, whether or not covered by insurance; (f) any sale, assignment or transfer of any of the assets of Company, except for inventory in the ordinary course of business consistent with past practices and other assets with a book or fair market value less than $10,000 individually or in the aggregate; (g) any waiver by Company of any material rights related to Company’s business or operations or any of Company's assets; (h) any change by Company in its accounting or tax reporting methods, principles or practices; (i) any other transaction, agreement or commitment entered into by Company or the Shareholders affecting Company’s business or operations or any of its assets, except in the ordinary course of business consistent with past practices; (j) a loss of any customer or supplier set forth on Schedule 3.24(a) of the Company Disclosure Schedule; or (k) any agreement or understanding to do or resulting in any of the foregoing.

SECTION 3.15.    Taxes.

    (a)    Filing of Returns. Company has properly completed and filed on a timely basis and in correct form all returns, declarations, reports, statements and other documents in respect of Taxes (collectively, "Returns") required to be filed on or prior to the date of this Agreement. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of Company or any other information required to be shown thereon. In particular, the foregoing Returns are not subject to penalties under Section 6662 of the Code, relating to accuracy-related penalties (or any corresponding provision of state, local or federal Tax law) or any predecessor or successor provision of law.

    (b)    Payment of Taxes. With respect to all amounts of Taxes imposed on Company or for which Company is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by Company to taxing authorities or others on or before the date of this Agreement (other than reserves for tax liability set forth in the Financial Statements) have been timely paid.

    (c)    Audit History. No issues have been raised (and none are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns have been given by or requested from Company. Schedule 3.15(c) of the Company Disclosure Schedule sets forth (i) the taxable years of Company as to which the respective statutes of limitations with respect to Taxes have not yet expired, and (ii) with respect to such taxable years, those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. There are no pending or, to the knowledge of Company or the Shareholders, threatened audits, investigations or claims for or relating to any material additional liability in respect of Taxes, and there are no matters under discussion with any governmental entities with respect to Taxes that, in the reasonable judgment of Company, or its counsel, are likely to result in a material additional liability for Taxes. Except to the extent shown on Schedule 3.15(c) of the Company Disclosure Schedule, all deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability on the Interim Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected on the Interim Financial Statements.

    (d)    Tax Elections. All material elections with respect to Taxes affecting Company as of the date of this Agreement are set forth on Schedule 3.15(d) of the Company Disclosure Schedule.

    (e)    Adjustments Under Section 481; Other Adjustments and Prior Events. Company has not agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Except as set forth on Schedule 3.15(e) of the Company Disclosure Schedule, Company will not be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of (i) any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income tax laws) entered into prior to the Effective Time; (ii) any sale reported on the installment method that occurred prior to the Effective Time; or (iii) any prepaid amount received prior to the Effective Time.

    (f)    Parachute Payment. Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

    (g)    Permanent Establishment. Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country. Company is not required to be qualified to do business in any state other than New Jersey. No claim has been made by a taxing authority in a jurisdiction where Company does not file Returns that the Company is subject to Taxes assessed by such jurisdiction.

    (h)    Existing Partnerships. Company is not a party to any joint venture, partnership or other arrangement, contract or relationship that is reasonably likely to be treated as a partnership for federal income tax purposes. Company is not a party to, or bound by (nor will Company become a party to or bound by) any tax-indemnity, tax-sharing, or tax-allocation agreement. Company is not now, and never has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

    (i)    Unpaid Taxes; Liens. The unpaid Taxes of Company do not exceed the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in Company's Closing Balance Sheet. There are no liens for Taxes (other than for current Taxes not yet due and payable).

    (j)    Characterization of Company and Shareholders. Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the application holding period specified in Section 897(c)(1)(A)(ii) of the Code. Company is not now and never has been an "investment company" within the meaning of Section 368(a)(2)(F)(iii) of the Code. Neither Company nor any of the Shareholders is a person other than a United States person within the meaning of the Code.

    (k)    Characterization of Assets. None of the material assets of Company is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code. None of the material assets of Company directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the material assets of Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

SECTION 3.16.    Litigation. Except as set forth on Schedule 3.16 of the Company Disclosure Schedule, as of the Closing Date, there are no pending or, to the knowledge of Company or the Shareholders, threatened lawsuits, administrative proceedings or reviews, arbitrations, or formal or informal complaints or investigations (collectively, "Proceedings") by any individual, corporation, partnership, governmental entity or other entity against or relating to Company or any of its directors, Shareholders, employees or agents (in their capacities as such) or any of Company's assets or to which any of Company's assets is subject. To the knowledge of Company or the Shareholders, there is no valid basis for any such Proceedings, and neither Company nor the Shareholders are aware of any facts that may provide a reasonable basis for any such Proceeding in the future. Neither Company, the Shareholders nor any of Company's assets are subject to or bound by any currently existing judgment, order, writ, injunction or decree. There are no court orders or agreements with, or liens by, any governmental or quasi-governmental entity relating to any Environmental Law (as defined in Section 3.19) that regulate, obligate, bind or in any way affect Company or any Facility, including any Facility formerly occupied, managed or owned by Company.

SECTION 3.17.    Governmental Matters.     (a)    Company, the Facilities and the conduct of Company's business are in compliance with all applicable laws, statutes, rules, ordinances and regulations, whether federal, state or local, including, without limitation, those promulgated by the Food and Drug Administration (the "FDA") and those governing building, zoning, occupancy, safety, anti-pollution, health, waste disposal and hazardous or toxic substances or unlawful payments, except where the failure to comply would not have a Material Adverse Effect. Company has not received notice of any violation of any applicable federal, state or local statute, law or regulation or of any investigation relating to the same; Company has not experienced any voluntary or involuntary recalls of its products; and to the knowledge of Company or the Shareholders, there are no presently existing circumstances that Company or the Shareholders reasonably believe are likely to result in violations of any laws, statutes, ordinances or regulations.

    (b)     The execution and delivery of this Agreement and the Related Agreements by Company does not, and consummation of the transactions contemplated by this Agreement will not, require Company to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory entity, domestic or foreign, (including, but not limited to, the FDA), except for applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing of a certificate of merger in New Jersey as required by the New Jersey Act, and those matters referenced in Schedule 3.17(b) of the Company Disclosure Schedule.

    (c)     Company owns or possesses, except where the failure to own or possess would not have a Material Adverse Effect, from each appropriate governmental entity all right, title and interest in and to all permits, licenses, authorizations, approvals, quality certifications, franchises or rights (collectively, "Permits") issued by any governmental entity required in connection with the conduct of Company's business. Each of such Permits is described on Schedule 3.17(c) of the Company Disclosure Schedule. No loss or expiration of any such Permit is pending or, to the knowledge of Company or the Shareholders, threatened or reasonably foreseeable, other than expiration in accordance with its respective terms.

SECTION 3.18.    Medical Device Regulation.

    (a)    Except as set forth on Schedule 3.18 of the Company Disclosure Schedule, Company has obtained all applicable licenses, registrations, approvals, clearances, and authorizations required for Company s business by any governmental entity regulating the safety, effectiveness and market clearance of Company s medical components or devices that are currently marketed by Company in the territories in which such components or devices are currently marketed. Such licenses, registrations, approvals, clearances, and authorizations have not been withdrawn, revoked or challenged and Company has not taken any action with respect to the design, development, manufacture or distribution of any such medical component or device which could reasonably be expected to lead to such withdrawal, revocation or challenge. Set forth in Schedule 3.18 of the Company Disclosure Schedule is information regarding any inspections of Company's Facilities since January 1, 1995.

    (b)    Since January 1, 1995 Company recorded no "complaints" (as such term is defined in 21 C.F.R. Section 820.198) and reported no Medical Device Reports ("MDRs").

    (c)    Company manufactures and for the past three years has manufactured its products in accordance with all applicable FDA rules and regulations (including the Good Manufacturing Practices and the Quality System regulations promulgated by the FDA) and the European Medical Device Directive (93142/ECC) and quality control procedures of Company in effect at the time of manufacture. To the extent required, all of the products currently sold by Company have been approved for sale by the FDA and all other applicable federal, state, local and foreign regulatory agencies. Schedule 3.18 of the Company Disclosure Schedule lists the products of Company that are permitted to be marked with the "CE" mark. Company has not received any notice from the FDA or any other federal, state, local or foreign regulatory agency calling into question its manufacturing practices or threatening to revoke or curtail any product approval, and Company is not aware of any intent to deliver any such notice. Schedule 3.18 of the Company Disclosure Schedule contains a complete list of all products manufactured or marketed by Company, including those that require the approval of or notice to, or registration with, the FDA or any other United States federal or state or foreign governmental entity under any existing law, regulation or policy, specifying the type of approval or notice of registration required and the reference number or identification of each currently effective approval or notice and registration. Since January 1, 1995, Company has not received any FDA "warning letter." None of the products identified on Schedule 3.18 of the Company Disclosure Schedule has been the subject of any voluntary or involuntary recall or any governmental investigation other than routine inspections of Company's facilities and, except as set forth in Schedule 3.18 of the Company Disclosure Schedule, all United States and international regulatory approvals therefor are owned by and registered in the name of Company and are in full force and effect.

SECTION 3.19.    Environmental Matters.

    (a)    Except as described in Schedule 3.19 of the Company Disclosure Schedule, (i) Company has conducted its business in compliance in all material respects with all applicable Environmental Laws (as defined in Section 3.19(b)), including without limitation by having all Permits required under any Environmental Laws for the operation of the business; (ii) none of the real property leased by Company contains any Hazardous Substance (as defined in Section 3.19(b)) in violation of any applicable Environmental Laws; (iii) Company has not received any notices, demand letters or requests for information from any governmental entity or other person indicating that Company may be in violation of, or liable under, any Environmental Law or relating to any of Company's assets; (iv) no reports have been filed, or are required to be filed, by Company concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law; (v) no Hazardous Substance has been disposed of, released or transported by Company, its agents, contractors or employees, or to the knowledge of Company or the Shareholders, by any other person, in violation of any applicable Environmental Law from any real property leased by Company or as a result of any activity of Company; (vi) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any Environmental Law conducted by Company or which are in the possession of Company relating to the activities of Company on any real property leased by Company that have not been delivered or made available to Parent prior to the date of this Agreement; (vii) to the knowledge of Company or the Shareholders, there are no underground storage tanks on, in or under any real property leased by Company, and no underground storage tanks have been closed or removed from any of such properties; and (viii) neither Company nor any of its assets is subject to any liabilities or expenditures relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law as a result of (A) the activities conducted by Company, or (B) to the knowledge of Company or the Shareholders, the activities conducted by any other person.

    (b)    As used in this Agreement, "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, permit, license, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including without limitation air, water vapor, surface water, groundwater, drinking water, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety; or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and in effect on the Closing Date. As used in this Agreement, "Hazardous Substance" means any substance listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any governmental entity or any Environmental Law, including without limitation any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation, lead or polychlorinated biphenyls.

SECTION 3.20.    Warranty and Product Liability Matters. Schedule 3.20 of the Company Disclosure Schedule sets forth all written warranties currently provided by Company on any of its products. Except as disclosed in Schedule 3.20 of the Company Disclosure Schedule, as of the Closing Date, no product liability or warranty claims, other than claims in the normal course of business, consistent in amount and number with those made in prior periods, are pending or, to the knowledge of Company or the Shareholders, threatened, nor, to the knowledge of Company or the Shareholders, is there any reasonable basis for any such claim.

SECTION 3.21.    Employee Benefit Plans; Labor Matters.

    (a)    Set forth in Schedule 3.21 of the Company Disclosure Schedule is a complete and correct list of all "employee benefit plans" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all plans or policies providing for

"fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs), and each other bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement or policy (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is or has been established, maintained or contributed to by Company or any ERISA Affiliate and with respect to which Company or any ERISA Affiliate has or may have any liability, or (b) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee or former director of Company or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "Employee Plan," and collectively, the "Employee Plans").

    (b)    Except as set forth in Schedule 3.21 of the Company Disclosure Schedule, no written or oral representations have been made to any employee or officer or former employee or officer of Company promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code Section 4980B). Except as set forth in Schedule 3.21 of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Employee Plans) due to any employee, officer, former employee or former officer of Company.

    (c)    Except as set forth in Schedule 3.21 of the Company Disclosure Schedule, all employees of Company are terminable at the will of Company, and neither Company, nor any present or former director, or officer, employee or agent of Company has made any binding commitments of Company, written or verbal, to any present or former director, officer, agent or employee concerning his or her term, condition, benefits or employment.

    (d)    With respect to each Employee Plan, Company has furnished or made available to Parent true, correct and complete copies of (i) the plan documents and summary plan description; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the annual reports required to be filed for the three most recent plan years of each such Employee Plan; (iv) all related trust agreements, insurance contracts or other funding agreements which implement such Employee Plan; and (v) all other documents, records or other materials related thereto reasonably requested by Parent.

    (e)    The Hi-tronics Designs, Inc. 401(k) Plan (i) is the only employee pension benefit plan maintained by Company or any ERISA Affiliate that is intended to qualify under Code Section 401; and (ii) meets and has met the qualification requirements of the Code in form and operation; and, except as set forth in Schedule 3.21 of the Company Disclosure Schedule, nothing has occurred since the date of such determination letter that may adversely affect the qualification of such plan or the tax-exempt status of such related trust. Except as set forth in Schedule 3.21 of the Company Disclosure Schedule, all Employee Plans purporting to qualify for special tax treatment under any provision of the Code, including, without limitation, Code Sections 79, 105, 106, 125, 127, 129, 132, 421 or 501(c)(9) meet the requirement of such sections in form and in operation. Except as set forth in Schedule 3.21, all reports, returns or filings required by any government agency have been timely filed in accordance with all applicable requirements, except as could not reasonably be expected to have a Material Adverse Effect.

    (f)    Except as set forth in Schedule 3.21 of the Company Disclosure Schedule, no condition exists that would subject Company, any ERISA Affiliate or Parent to any excise tax, penalty tax or fine related to any Employee Plan, except as could not reasonably be expected to have a Material Adverse Effect.

    (g)    Except as set forth in Schedule 3.21 of the Company Disclosure Schedule, there are no agreements which will or may provide payments to any officer, employee, stockholder, or highly compensated individual which, in connection with or as a result of the Merger and the transactions contemplated by this Agreement, will be "parachute payments" under Code Section 280G that are nondeductible to Company or subject to tax under Code Section 4999 for which Company or any ERISA Affiliate would have withholding liability.

    (h)    There is no Employee Plan that is subject to Part 3 of Title I of ERISA or Title IV of ERISA; each Employee Plan has been operated in all material respects in compliance with ERISA, the Code and all other applicable laws; none of the Employee Plans is a "multiple employer plan" or "multiemployer plan" (as described or defined in ERISA or the Code), nor has Company or any ERISA Affiliate ever contributed or been required to contribute to any such plan; there are no material unfunded liabilities existing under any Employee Plans, and each Employee Plan could be terminated as of the Closing Date without any material liability to Parent, Company or any ERISA Affiliate.

    (i)    Except as set forth in Schedule 3.21 of the Company Disclosure Schedule, there are no material actions, suits, claims, audits, or investigations pending or, to the knowledge of Company, threatened against, or with respect to, any of the Employee Plans or their assets, other than benefit claims in the normal course of plan operations; and except as set forth in Schedule 3.21 of the Company Disclosure Schedule and except as could not reasonably be expected to have a Material Adverse Effect, all contributions required to be made to the Employee Plans have been made.

    (j)    Company is not a party to any collective bargaining or other labor union contract. No collective bargaining agreement is being negotiated by Company, and there is no representation question or organizing effort. Except as set forth in Schedule 3.21 of the Company Disclosure Schedule, Company is in compliance in all material respects with all applicable laws respecting employment, employment practices and wages and hours. There is no pending or threatened labor dispute, strike or work stoppage against Company which may materially interfere with the business activities of Company. None of Company or any of its representatives or employees has committed any material unfair labor practices in connection with the operation of the business of Company, and there is no material pending or threatened charge or complaint against Company by the National Labor Relations Board or any comparable state agency.

    (k)    Except as set forth in Schedule 3.21 of the Company Disclosure Schedule, Company is not a party to or bound by any severance agreements, programs, policies, plans or arrangements, whether or not written. Schedule 3.21 of the Company Disclosure Schedule sets forth, and Company has provided or made available to Parent true and correct copies of, (i) all employment agreements with officers or employees of Company; (ii) all agreements with consultants of Company obligating Company to make annual cash payments in an amount exceeding $50,000; and (iii) all non-competition agreements with Company.

    (l)    Set forth on Schedule 3.21 of the Company Disclosure Schedule is a complete listing of all employee benefit plans that are currently being reviewed by the Internal Revenue Service or Department of Labor under an Amnesty Program. Amnesty Program includes, but is not limited to any voluntary or involuntary entry into the Voluntary Compliance Resolutions programs (VCR), Closing Agreement Programs (CAP), or any other amnesty-type programs.

SECTION 3.22.    Insurance. Company is currently insured, and since January 1, 1995 has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured, including, without limitation, against product liability claims. Schedule 3.22 of the Company Disclosure Schedule sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance, including product liability insurance, currently owned or held by or on behalf of and/or providing insurance coverage to Company and its businesses, properties, assets and products, including the following information for each such policy: (a) types of insurance coverage provided; (b) name of insurer; (c) effective date; (d) policy number; (e) per occurrence and annual aggregate deductibles or self-insured retention; and (f) per occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted. All such policies will be in full force and effect until the Closing. Company has not received a notice of default under any such policy and has not received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy. Company does not provide any self-insurance coverage and no letters of credit have been posted and no cash has been restricted to support any reserves for insurance.

SECTION 3.23.    Principal Customers and Suppliers; Competing Interests.

    (a)    Set forth in Schedule 3.23(a) of the Company Disclosure Schedule are (a) a list of the ten largest customers of Company by dollar volume (with the amount of revenues attributable to each such customer) for the 2000 fiscal year to date, and (b) a list of the ten largest suppliers of Company by dollar volume (with the amount of payments attributable to each such supplier) for the 2000 fiscal year to date.

    (b)    Except as described in Schedule 3.23(b) of the Company Disclosure Schedule, none of Company, the shareholders of Company or any manager, officer, relative or affiliate of any of the foregoing owns, directly or indirectly, a greater than 5% equity interest, or serves as an executive officer or director, in any entity that is a competitor, customer or supplier of Company or that otherwise has material business dealings with Company.

SECTION 3.24.    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company or the Shareholders.

SECTION 3.25.    No Misrepresentations. The representations, warranties and statements made by Company and the Shareholders in or pursuant to this Agreement (including the Company Disclosure Schedule) are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.

ARTICLE IV

Representations and Warranties of Parent Companies

The Parent Companies jointly and severally represent and warrant to Company and the Shareholders as follows:

SECTION 4.01.    Organization and Qualification. Each of the Parent Companies is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect.

SECTION 4.02.    Authorization. The Parent Companies have all requisite power and authority to execute and deliver this Agreement and the Related Agreements, to perform their obligations under this Agreement and the Related Agreements and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the Related Agreements by the Parent Companies and the consummation by the Parent Companies of the transactions contemplated by this Agreement have been duly authorized by all necessary actions on the part of the Parent Companies and no other corporate proceedings on the part of the Parent Companies are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions contemplated by this Agreement. This Agreement and the Related Agreements are the legal, valid and binding agreements of the Parent Companies, enforceable against the Parent Companies in accordance with their respective terms.

SECTION 4.03.    No Conflict or Violation. Neither the execution and delivery of this Agreement or the Related Agreements nor the performance of the Parent Companies’ obligations under this Agreement or the Related Agreements or the consummation of the transactions contemplated by this Agreement will result in a (a) violation of or conflict with any provision of the Parent Companies' respective charters or bylaws, (b) breach of or default under any term or provision of any contract, agreement, lease commitment, license, franchise or permit to which any of the Parent Companies is a party or an event which, with notice, lapse of time or both, would result in any such breach or default (except where such breach or default would not have a Material Adverse Effect), or (c) violation by the Parent Companies of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or an event which, with notice or lapse of time or both, would result in any such violation.

SECTION 4.04.    Capitalization.

    (a)    The authorized capital stock of Parent consists solely of 25,000,000 shares of Parent Common Stock, of which, as of the date of this Agreement, (i) 7,517,009 shares are issued and outstanding, (ii) 1,191,358 shares are held in treasury, (iii) 1,512,921 shares are reserved for future issuance pursuant to outstanding stock options or warrants, and (iv) 270,693 shares are reserved for future issuance pursuant to stock options eligible for grant. Except as described in this Section 4.04 or in Parent's SEC Reports (as defined in Section 4.05), as of the date of this Agreement, no shares of capital stock of Parent are reserved for any purpose. The outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized shares of capital stock of Parent subject to) any preemptive or similar rights created by statute, the charter or bylaws of Parent, or any agreement to which Parent is a party or is bound.

    (b)    Except as set forth in Section 4.04(a) or as described in Parent's SEC Reports (as defined in Section 4.05) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party relating to the issued or unissued capital stock of Parent or obligating Parent to grant, issue or sell any shares of the capital stock of Parent, by sale, lease, license or otherwise. Except as set forth in Parent's SEC Reports (as defined in Section 4.05), there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock of Parent. There are no voting trusts, proxies or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to the voting of any shares of capital stock of Parent.

    (c)    The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share ("Merger Sub Common Stock"). As of the date of this Agreement, 100 shares of Merger Sub Common Stock were issued and outstanding and held by Parent, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Merger Sub's charter or bylaws or any agreement to which Merger Sub is a party or is bound.

    (d)    The shares of Parent Common Stock to be issued pursuant to the Merger (i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent's charter or bylaws or any agreement to which Parent is a party or is bound, and (ii) will, when issued, be included for quotation on the Nasdaq Stock Market.

SECTION 4.05.    SEC Reports; Financial Statements; Form S-3 Eligibility.

    (a)    Since January 1, 1998, Parent and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC"), including, without limitation, (1) all Annual Reports on Form l0-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of shareholders (whether annual or special), (4) all Current Reports on Form 8-K, and (5) all other reports, schedules, registration statements or other documents (collectively, the "SEC Reports"). The SEC Reports, including all SEC Reports filed after the date of this Agreement and prior to the Effective Time, (x) were or will be prepared in all material respects in accordance with the requirements of applicable law, and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b)    Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports filed prior to the Effective Time (i) has been or will be prepared in accordance with the published rules and regulations of the SEC and GAAP, applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in GAAP, and (B) with respect to SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto), and (ii) fairly present or will fairly present in all material respects the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial information contained in such consolidated financial statements is not necessarily indicative of the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

    (c)    Parent meets the registrant eligibility requirements of the SEC for the use of Form S-3, as such requirements are set forth in the General Instructions to Form S-3.

SECTION 4.06.    No Litigation. As of the Closing Date, there are no pending or, to the knowledge of Parent, threatened Proceedings by any individual, corporation, partnership, governmental entity or other entity against or relating to Parent or any of its directors, shareholders, employees or agents (in their capacities as such) or any of Parent's subsidiaries or assets or to which any of Parent's subsidiaries or assets is subject, other than litigation arising in the ordinary course of Parent's business that is not expected to have a Material Adverse Effect. To the knowledge of Parent, there is no valid basis for any such Proceeding, and Parent is not aware of any facts that may provide a reasonable basis for any such Proceeding in the future. Neither Parent nor any of Parent's assets is subject to or bound by any currently existing judgment, order, writ, injunction or decree. There are no court orders or agreements with, or liens by, any governmental or quasi-governmental entity relating to any Environmental Law (as defined in Section 3.19) that regulate, obligate, bind or in any way affect Parent or any of its facilities, including any facility formerly occupied, managed or owned by Parent.

SECTION 4.07.    Governmental Matters. The execution and delivery of this Agreement and the Related Agreements by the Parent Companies does not, and consummation of the transactions contemplated by this Agreement will not, require the Parent Companies to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory entity, domestic or foreign, (including, but not limited to, the FDA), except for applicable requirements, if any, of except for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), the HSR Act, and the filing of a certificate of merger in New Jersey as required by the New Jersey Act.

SECTION 4.08.    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Parent Companies.

SECTION 4.09.    No Misrepresentations. The representations, warranties and statements made by the Parent Companies in or pursuant to this Agreement are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.

ARTICLE V

Covenants

SECTION 5.01.    Covenants of Company and the Shareholders.

    (a)    Conduct of Business Prior to Closing. Prior to the Closing Date, Company will, and the Shareholders will cause Company to, (a) operate only in the ordinary course of business consistent with past practices and use its best efforts to preserve the goodwill of Company and of its employees, customers, suppliers, distributors, governmental entities and others having business dealings with Company; (b) not engage in any transaction outside the ordinary course of business, including without limitation by making any non-ordinary course material expenditure, investment or commitment or entering into any Material Agreement or arrangement of any kind; (c) maintain all insurance policies and all Permits that are required for Company to carry on its business; and (d) maintain books of account and records in the usual, regular and ordinary manner and consistent with past practices.

    (b)    Maintenance of Business and Operations. Company and the Shareholders will use all reasonable efforts to preserve substantially intact Company's business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers, and will maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice.

    (c)    No Repurchase of Securities. Except as described in Schedule 3.05(c) of the Company Disclosure Schedule, Company will not redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding Stock Options in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock.

    (d)    No Issuance of Securities. Except as described in Schedule 3.05(b) of the Company Disclosure Schedule, Company will not issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted pursuant to Section 6.02 or for the issuance of shares upon the exercise of outstanding Stock Options); (ii) amend or otherwise modify the terms of any such rights or options the effect of which would be to make such terms more favorable to the holders thereof; or (iii) take any action to accelerate the exercisability of Stock Options.

    (e)    Supplemental Disclosure. From time to time prior to the Closing, Company and the Shareholders will promptly supplement or amend each of the Company Disclosure Schedules with respect to any matter arising after the date of this Agreement that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or listed in the Company Disclosure Schedules or that is necessary to complete or correct any information in the Company Disclosure Schedules. For purposes of determining the satisfaction of the conditions set forth in Section 7.01 or 7.02, however, no such supplement or amendment will be given effect.

    (f)    Information for Filings. Upon prior written request and at the expense of Parent, Company and the Shareholders will furnish Parent with all information concerning Company that is required for inclusion in any application or filing made by Parent to the SEC or any other governmental entity in connection with the transactions contemplated by this Agreement.

    (g)    No-Shop. Company covenants and agrees that (a) it will not, and will not permit any of its affiliates to, initiate, solicit, encourage or respond to (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or endorse or agree to endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of Company or any investment banker, financial advisor, attorney, accountant or other representative retained by Company, or any of its affiliates to take any such action, and (b) Company will promptly notify Parent of all relevant terms of any such inquiries and proposals received by it or any of its affiliates or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters, and if such inquiry or proposal is in writing, Company will promptly deliver or cause to be delivered to Parent a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" means any of the following (other than the transactions contemplated by this Agreement) involving Company: (a) any merger, consolidation, share exchange, business combination or similar transaction; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets used in Company's business; or (c) any offer for 10% or more of the outstanding shares of capital stock of Company.

    (h)    Product Liability Tail Insurance. Company covenants and agrees that, prior to Closing, it will purchase "tail" insurance coverage for all product liability claims that may arise but not be asserted prior to Closing, in an amount consistent with its coverage during the last year and for a duration of two years.

SECTION 5.02.    Parent Covenants.

    (a)    Shareholder Personal Guarantees. Parent will use its commercially reasonable efforts to obtain releases from third-party creditors and equipment lessors of personal guarantees by the Shareholders of Company financial obligations.

    (b)    S-3 Eligibility. Parent will use its best efforts to maintain its eligibility to use Form S-3 according to the registrant eligibility requirements of the SEC, as such requirements are set forth in the General Instructions to Form S-3.

SECTION 5.03.    Mutual Covenants.

    (a)    Fulfillment of Conditions. Each of the parties agrees not to take any action that would cause the conditions on the obligations of the parties to effect the transactions contemplated by this Agreement not to be fulfilled, including without limitation intentionally or willfully taking or causing to be taken any action that would cause the representations and warranties made by such party in this Agreement not to be true and correct as of the Closing. Each of the parties will take all reasonable steps within its power to cause to be fulfilled the conditions precedent to the other parties' obligations to consummate the transactions contemplated by this Agreement that are dependent on the actions of such party.

    (b)    Transaction Costs. Each of the parties will bear its respective costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including without limitation all attorneys', accountants', finders', brokers', financial advisors', investment banking and other fees, costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement or any of the transactions contemplated by this Agreement. The parties will promptly pay such fees and expenses after written notice thereof. Parent will pay any required filing fees in connection with the Merger under the HSR Act.

    (c)    Confidentiality.

        (i)    Prior to the Closing, each of the parties agrees to use all reasonable efforts to keep confidential any information from time to time supplied to it by or on behalf of any of the other parties, except: (a) to the extent a party is required to disclose the confidential information pursuant to applicable laws and regulations or by any subpoena or similar legal process, in which case such party will agree to provide the disclosing party with prompt notice of such requirement so that the disclosing party may seek an appropriate protective order from such disclosure; or (b) to the extent such confidential information becomes publicly available (other than as a result of a breach of this Agreement).

        (ii)    Company and the Shareholders acknowledge that Parent may have an obligation under applicable securities laws to publicly disclose the proposed transaction. Parent will provide Company and the Shareholders with a reasonable opportunity to review and comment upon such disclosure prior to its release.

        (iii)    If the transactions contemplated by this Agreement are not consummated, each party agrees that it will not thereafter use confidential information of another party for any purposes whatsoever or permit such information to be made available publicly and that it will return any such written information to such other party.

    (d)    Access and Information. Upon reasonable prior written notice, each party will permit each other party to have reasonable access to its officers, employees, agents, assets and properties and all relevant books, records and documents of or relating to its business or operations during normal business hours, and will furnish to each other party such information, financial records and other documents relating to its business or operations as such other party may reasonably request. Upon reasonable prior written notice, each party will permit each other party reasonable access to its accountants, auditors, customers, suppliers and governmental entities having dealings with it for consultation or verification of any information obtained by such other party, and it will use its best efforts to cause such persons to cooperate with such other party and its representatives in such consultation and in verifying such information.

ARTICLE VI

Additional Agreements

SECTION 6.01.    Company Shareholder Meeting. Company will, promptly after the date of this Agreement, take all actions necessary in accordance with the New Jersey Act and its charter and bylaws to convene a meeting of its shareholders to act on and approve this Agreement (the "Company Shareholder Meeting").

SECTION 6.02.    Stock Options.

    (a)    Assumption by Parent. Parent, Company and the Shareholders will take all necessary actions not inconsistent with the Merger being accounted for as a pooling of interests transaction to effect the assumption of all Stock Options by Parent as of the Effective Time. Each Stock Option will be converted into an option to purchase shares of Parent Common Stock (a "Parent Stock Option") in accordance with the following:

        (i)     Each holder of a Stock Option who wishes to exchange it for a Parent Stock Option will (A) execute a letter agreement with Parent agreeing to the cancellation of such holder's Stock Option and its replacement with a Parent Stock Option; and (B) execute Parent's standard stock option agreement (the "Parent Option Agreement") pursuant to the 2000 Advanced Neuromodulation Systems, Inc. Stock Option Plan (the "Parent Option Plan").

        (ii)     The terms of the Parent Option Agreement and the Parent Option Plan will govern the Parent Stock Options, except that (A)the expiration date of each Parent Stock Option will continue to be the expiration date applicable to the Stock Option that was converted into such Parent Stock Option, and (B)vesting under each Parent Stock Option will continue in accordance with the vesting schedule applicable to the Stock Option that was converted into such Parent Stock Option.

        (iii)     Each Parent Stock Option will be exercisable for the number of shares of Parent Common Stock (rounded up to the nearest whole share) equal to the product of the number of shares of Company Common Stock subject to the corresponding Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio.

        (iv)     The price per share of Parent Common Stock subject to each Parent Stock Option will be an amount equal to the product of the Stock Option price per share of Company Common Stock subject to such Stock Option immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent).

        (v)     In the case of Stock Options intended to qualify as "incentive stock options" pursuant to Section 422 of the Code, any adjustments made pursuant to this Section 6.02(a) will be made in such a manner as not to disqualify such Stock Options as "incentive stock options."

        (vi)     Nothing in this Section 6.02 is intended to give any holder of a Parent Stock Option any additional benefits which such holder did not have as the holder of a Stock Option.

    (b)    Registration. Parent will take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the assumed Stock Options and to ensure that such shares are covered by an effective registration statement on Form S-8 (or other appropriate form).

SECTION 6.03.    Employee Benefit Plans. Parent, in its sole discretion, will either: (a) continue (or cause the Surviving Corporation to continue) to maintain the Employee Plans on substantially the same terms in the aggregate as in effect immediately prior to the Effective Time; (b) arrange for each participant in the Employee Plans ("Company Participants") to participate in any similar plans of the Parent ("Parent Plans") on terms no less favorable than those offered to similarly situated employees of Parent; or (c) a combination of clauses (a) and (b). Each Company Participant who continues to be employed by the Surviving Corporation immediately following the Effective Time will, to the extent permitted by law and applicable tax qualification requirements and subject to any generally applicable break-in-service or similar rule, receive credit for purposes of eligibility to participate and vesting under the Parent Plans for years of service with Company prior to the Effective Time. Subject to the approval of any insurance carrier and to the extent consistent with law and applicable tax qualification requirements, Parent will cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to such Company Participants and their eligible dependents and will provide them with credit for any co-payments and deductibles prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any Parent Plans in which they are eligible to participate immediately after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein will operate to duplicate any benefit provided to any employee of Company or the funding of any such benefit. Nothing in this Section 6.03 is intended to, or is to be construed to, entitle any employee to continue his or her employment for any period of time, nor to interfere with the rights of Parent or Company to discharge or discipline any employee, to change the terms of any employee's employment or to amend or terminate employee benefit plans or programs at any time.

SECTION 6.04.    Merger Sub. Prior to the Effective Time, Merger Sub will not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Merger Sub for the issuance of its stock to Parent) or liabilities.

SECTION 6.05.    Appropriate Action; Consents; Filings. The parties will use all reasonable efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (b) obtain from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by any of the parties in connection with the authorization, execution and delivery of this Agreement or the Related Agreements and the consummation of the transactions contemplated by this Agreement, including, without limitation, the Merger, (c) make all necessary filings, and thereafter make any other required submissions with respect to this Agreement and the Merger required under (i) the Securities Act (in the case of Parent) and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (ii) the HSR Act, and (iii) any other applicable law. The parties will cooperate with one another in connection with the making of all such filings, including providing copies of all such documents to the non-filing parties and their advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith. The parties will furnish to one another all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement. The parties will request early termination of the waiting period with respect to the Merger under the HSR Act.

SECTION 6.06.    Affiliates; Pooling; Tax Treatment.

    (a)    Company will use all reasonable efforts to obtain from any person who may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Effective Time, a written agreement substantially in the form of Exhibit A as soon as practicable after attaining such status.

    (b)    Each party will use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a "pooling of interests" transaction, and will not take, and will use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from receiving such treatment.

    (c)    Each party will use all reasonable efforts to cause the Merger to qualify, and will not take, and will use all reasonable efforts to prevent any affiliate of such party from taking, any actions that could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

ARTICLE VII

Closing Conditions

SECTION 7.01.    Conditions to Obligations of Each Party. The respective obligations of each party under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions. Compliance with any of these conditions may be waived by the parties in writing, but any such waiver will not waive or diminish any rights for indemnification pursuant to Section 8.01, unless so stated.

    (a)    There is no pending or threatened litigation in any court or any proceeding before or by any governmental entity against the Shareholders, Company, or the Parent Companies to restrain, prohibit or obtain damages or other relief with respect to this Agreement or the consummation of the transactions contemplated by this Agreement.

    (b)    The applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement has expired or been terminated.

    (c)    The Parent Companies have been advised in writing by Ernst and Young LLP on the Closing Date that the Merger will be treated for financial accounting purposes as a "pooling of interests" transaction.

    (d)    At the Effective Time, holders representing no more than 40,000 of the outstanding shares of Company Common Stock have validly exercised the rights of dissenting shareholders under Section 14A:11-1 of the New Jersey Act.

    (e)    Company has received clearance to proceed with the Merger from the State of New Jersey in accordance with the requirements of the Industrial Site Remediation Act, N.J.S.A. Sections 13:1K-6-14 ("ISRA").

    (f)    The shareholders of Company have approved the execution, delivery and performance of this Agreement and the Related Agreements and the transactions contemplated by this Agreement.

SECTION 7.02.    Additional Conditions to Obligations of the Parent Companies. The obligations of the Parent Companies under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions. Compliance with any of these conditions may be waived by the Parent Companies in writing, but any such waiver will not waive or diminish the Parent Companies' right for indemnification pursuant to Section 8.01, unless so stated:

    (a)    All representations and warranties of Company and the Shareholders contained in this Agreement are true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).

    (b)    Company and the Shareholders have performed and complied with all of the covenants and agreements and satisfied all of the conditions required by this Agreement to be performed, complied with or satisfied by them at or prior to the Closing.

    (c)    Company and the Shareholders have delivered, or caused to be delivered, to the Parent Companies:

        (i)     a certificate of good standing from the New Jersey Secretary of State and of comparable authority in any other jurisdictions in which Company is or is required to be qualified to do business;

        (ii)     duly adopted resolutions of the Board of Directors and shareholders of Company approving the execution, delivery and performance of this Agreement and the Related Agreements and the transactions contemplated by this Agreement, certified by the Secretary of Company; and

        (iii)     a true and complete copy of the certificate of incorporation, as amended, of Company certified by the New Jersey Secretary of State and a true and complete copy of the bylaws of Company, as amended, certified by the Secretary of Company.

    (d)    All Company contractual and governmental consents, approvals, orders, authorizations or notices necessary in connection with the Merger have been obtained or given, as applicable, on terms reasonably satisfactory to the Parent Companies.

    (e)    Company and the Shareholders have entered into an escrow agreement with Parent, substantially in the form of Exhibit B (the "Escrow Agreement").

    (f)    The Parent Companies have received a legal opinion from counsel to Company and the Shareholders in the form of Exhibit C.

    (g)    There has been no material adverse change in the financial condition, operations or business of Company between the date of this Agreement and the Closing Date, and the Parent Companies have received a certificate of the President and the Chief Financial Officer of Company, dated the Closing Date, to that effect.

    (h)    The Parent Companies have received inducement letters in the form of Exhibit D from each shareholder of Company other than the Shareholders.

    (i)    The Company shall have properly prepared and filed with the Internal Revenue Service any Forms 5500 (or amendments thereto), in form and substance reasonably satisfactory to the Parent Companies, with respect to its Premium Only Plan, which are or may be delinquent, deficient or incomplete in any way. Such filing(s) shall include a statement of reasonable cause for such delinquency, deficiency or incompleteness.

SECTION 7.03.    Additional Conditions to Obligations of Company and the Shareholders. The obligations of Company and the Shareholders under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions. Compliance with any of these conditions may be waived by Company and the Shareholders in writing:

    (a)    All representations and warranties of the Parent Companies contained in this Agreement are true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).

    (b)    The Parent Companies have performed and complied with all the covenants and agreements and satisfied all the conditions required by this Agreement to be performed, complied with or satisfied by them at or prior to the Closing.

    (c)    Parent has entered into the Option Agreement for the Purchase of Certain Assets with the Shareholders, the form of which is attached as Exhibit E.

    (d)    Company and the Shareholders have received a legal opinion from counsel to the Parent Companies in the form of Exhibit F.

    (e)    All Parent and Merger Sub contractual and governmental consents, approvals, orders, authorizations or notices necessary in connection with the Merger have been obtained or given, as applicable, on terms reasonably satisfactory to Company.

    (f)    There has been no material adverse change in the financial condition, operations or business of Parent between the date of this Agreement and the Closing Date, and Company and the Shareholders have received a certificate of the President and the Chief Financial Officer of Parent, dated the Closing Date, to that effect.

    (g)    The shares of Parent Common Stock to be issued to the Shareholders as Merger Consideration have been approved for quotation on the Nasdaq Stock Market (subject to official notice of issuance).

ARTICLE VIII

Indemnification

SECTION 8.01.    Indemnification of Parent. Subject to the other provisions of this Article VIII, from and after the Closing Date, the Shareholders (referred to in this Article VIII as the "Indemnifying Parties") will severally indemnify and hold Parent, its affiliates and its respective officers, directors, employees, representatives, agents and shareholders (the "Indemnified Parties") harmless from and against any and all liabilities, obligations, claims, losses, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Claims") that any Indemnified Party may suffer or incur as a result of or relating to:

    (a)    the breach or inaccuracy, or alleged breach or inaccuracy, of any representation or warranty made by Company or the Shareholders in this Agreement or in any certificate required to be executed and delivered by Company or the Shareholders at the Closing pursuant to this Agreement;

    (b)    the failure, or alleged failure, of Company or the Shareholders to perform any covenant, agreement or obligation of Company or the Shareholders contained in this Agreement or any Related Agreement; or

    (c)    the failure of the Company's 401(k) Plan to meet the qualification requirements of the Code in form or operation, as determined in good faith by Ernst and Young, including without limitation, any compliance fees, sanctions, penalties, interest, or similar costs, and any attorneys’, accounting or other professional fees and costs incurred in remedying any such failure.

The Shareholders’ indemnification obligations for any Claim will be several and pro rata in accordance with each Shareholder’s percentage of ownership of issued and outstanding Company Common Stock immediately prior to the Merger. In the event Escrowed Shares (as defined in Section 8.04) have not been retained in the escrow account following the Expiration Date (as defined in Section 8.04) or are inadequate to satisfy a Claim under Section 8.01(c), the Shareholders will indemnify and hold harmless the Parent Companies against such Claims severally and pro rata in accordance with each such Shareholder’s percentage of issued and outstanding Company Common Stock held by such shareholders immediately prior to the merger.

SECTION 8.02.    Notice and Resolution of Claims.

    (a)    The Indemnified Parties will promptly give written notice to the Indemnifying Parties after obtaining knowledge of any Claim that they may have pursuant to this Article VIII. Such notice will set forth in reasonable detail the Claim and the basis for indemnification.

    (b)    If such Claim arises from a claim or action involving a third party, including without limitation a claim under Section 8.01(c), (a "Third-Party Claim") and would, if adversely determined, entitle the Indemnified Parties to indemnity under this Article VIII, the Indemnified Parties will permit the Indemnifying Parties to assume its defense. If the Indemnifying Parties assume the defense of a Third-Party Claim, they will (i) consult with the Indemnified Parties with respect to such defense; (ii) take all steps necessary to investigate, defend or settle the Claim; and (iii) subject to Section 8.03, hold the Indemnified Parties harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Parties or any judgment in connection with such Third-Party Claim. The Indemnified Parties will have the right to employ counsel separate from counsel employed by the Indemnifying Parties in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Parties will be at the expense of the Indemnified Parties. Without the written consent of the Indemnified Parties, which consent will not be unreasonably withheld, the Indemnifying Parties will not consent to entry of any judgment or enter into any settlement that (i) provides, in whole or in part, for non-monetary relief; or (ii) does not include an unconditional and complete release of the Indemnified Parties by the claimant or plaintiff making the Third-Party Claim. Failure by the Indemnifying Parties to notify the Indemnified Parties of their election to assume the defense of any Third-Party Claim within 10 days after their receipt of notice thereof pursuant to Section 8.02(a) will be deemed a waiver by the Indemnifying Parties of their right to assume the defense of such Third-Party Claim. In such event, the Indemnified Parties may defend against such Third-Party Claim in any manner they deem appropriate and may settle such Third-Party Claim or consent to the entry of any judgment with respect thereto, provided that they act reasonably and in good faith.

SECTION 8.03.    Limits on Indemnification; Exclusive Remedy.

    (a)    The Indemnifying Parties will be liable to the Indemnified Parties for all Claims that are indemnifiable pursuant to Section 8.01 only to the extent that the aggregate amount of Claims thereunder exceeds $200,000 (the "General Deductible"), provided that the Indemnifying Parties will be liable to the Indemnified Parties for all Claims that are indemnifiable pursuant to Section 8.01(c) only to the extent that the aggregate amount of Claims thereunder exceeds $100,000 (the "Specific Deductible"). In the event that the Indemnifying Parties undertake the defense of a Third-Party Claim pursuant to Section 8.02(b) relating to Claims that are indemnifiable pursuant to Section 8.01(a) or (b) before such Claims in the aggregate have exceeded the amount of the General Deductible, or in the event that the Indemnifying Parties undertake the defense of a Third-Party Claim pursuant to Section 8.02(b) relating to Claims that are indemnifiable pursuant to Section 8.01(c) before such Claims in the aggregate have exceeded the amount of the Specific Deductible, Parent will reimburse the Indemnifying Parties in cash for any out-of-pocket expenses and costs they reasonably and actually incur in defending such Claim, up to the amount of the General Deductible or the Specific Deductible, as the case may be. In any event, however, Claims that are indemnifiable under Section 8.01(c) will be counted against the General Deductible as well as the Specific Deductible.

    (b)     The total aggregate liability of the Indemnifying Parties for all Claims that are indemnifiable pursuant to Section 8.01, or otherwise under this Agreement, will not exceed a dollar amount equal to the value of 100,000 shares of Parent Common Stock (valued at the average of all closing prices for the Parent Common Stock for the 20 trading days preceding the Closing Date) (the "Cap").

    (c)     The Indemnifying Parties will have no obligation to indemnify any Indemnified Party for (i) any damages arising out of any interruption of business, loss of profits, punitive damages, loss of goodwill or other indirect and consequential damages ("Consequential Damages"); or (ii) any damages to the extent they are (x) caused by the actions of any Indemnified Party, or (y) recovered or recoverable by the Indemnified Parties from any insurance, except to the extent that such recovery results in an adjustment being made to such Indemnified Party's insurance premium, in which case the amount of such adjustment will be borne by the Indemnifying Parties.

    (d)     This Article VIII sets forth the exclusive remedy for damages owing from the Indemnifying Parties to the Indemnified Parties that arise from or are related to this Agreement or any Related Agreement. Nothing in this Article VIII will limit in any way, however, the Indemnified Parties  remedies against the Indemnifying Parties for Claims relating to or arising out of any intentional breach of this Agreement or any Related Agreement, or any fraud or intentional misrepresentation or omission in this Agreement or any Related Agreement.

    8.04    Escrow Account; Payment and Assignment of Claims.

    (a)    Upon agreement by the Indemnified Parties and the Indemnifying Parties, or upon a final determination by an arbitrator pursuant to Section 11.01(b), that an Indemnified Party is entitled to indemnification for a Claim under this Article VIII, subject to the last sentence of Section 8.01, all Claims will be satisfied from an escrow account containing 100,000 shares of Parent Common Stock out of the Merger Consideration (the "Escrowed Shares"). The Escrowed Shares will be issued to and in the names of the shareholders of Company, pro rata in accordance with their ownership interests in Company, but will be held in escrow by an escrow agent in accordance with the terms of the Escrow Agreement executed at Closing in connection with this Agreement, the form of which is attached to this Agreement as Exhibit B (the "Escrow Agreement"). Claims of which the Indemnifying Parties have been notified on or prior to the Expiration Date (as defined below), and which have been jointly agreed by the parties or determined in accordance with Section 11.01 of this Agreement to be owed to the Indemnified Parties by the Indemnifying Parties, will be paid to the Indemnified Parties with Escrowed Shares, valued as set forth in the Escrow Agreement. Any Escrowed Shares remaining in the escrow account on the Expiration Date (as defined in Section 8.04(b)) will be released from the escrow account on or after the Expiration Date as described in Section 8.04(b).

    (b)    The Escrowed Shares will be released to the shareholders of Company as soon as practicable, but in no event later than the earlier of (i) the first anniversary of the Closing Date, or (ii) 60 days following the date of issuance of the first independent audit of the combined restated financial statements of Parent and Company following the consummation of the Merger (such earlier date of (i) or (ii), the "Expiration Date"), subject to and in accordance with the terms of the Escrow Agreement.

    (c)    If any of the damages for which the Indemnifying Parties are responsible or allegedly responsible under this Article VIII are recoverable or potentially recoverable against any third party at the time when payment is due under this Article VIII, the Indemnified Parties will assign any and all rights that they may have to recover such damages to the Indemnifying Parties or, if such rights are not assignable for any reason, the Indemnified Parties will, at the expense of the Indemnifying Parties, attempt in good faith to collect any and all damages and losses on account thereof from such third party for the benefit of the Indemnifying Parties.

    8.05    Other Indemnitees. Parent will cause the Indemnified Parties to comply with the provisions and to abide by the limitations set forth in this Article VIII.

    8.06    Survival. All representations and warranties made in this Agreement or in any certificates provided for in this Agreement will expire and be of no further force and effect on the Expiration Date. No Indemnified Party may make any Claim under this Agreement unless written notice of such Claim (with the basis of such Claim and the related damages reasonably detailed) is provided to the Indemnifying Parties prior to the Expiration Date. If written notice of a Claim has been given prior to the Expiration Date, that number of Escrowed Shares that is reasonably calculated as being necessary to satisfy such Claim (based on the average of all closing prices for the Parent Common Stock for the 20 trading days preceding the Closing Date) will be held in the escrow account until such Claim has been finally resolved. The Indemnified Parties and the Indemnifying Parties acknowledge that this contractual term of limitations is reasonable and necessary to provide conclusion to their obligations under this Agreement. Notwithstanding the foregoing, the indemnification obligation referred to in Section 8.01(c) will survive until the expiration of the applicable statutes of limitation with respect thereto.

ARTICLE IX

Agreement to Register the Shares

SECTION 9.01.    Exemption. The Shareholders acknowledge that the shares of Parent Common Stock issuable on the Closing Date as Merger Consideration (the "Shares") have not been registered under the Securities Act in reliance upon the exemption provided by Regulation D promulgated pursuant to, and by Section 4(2) of, the Securities Act, for transactions by an issuer not involving a public offering.

SECTION 9.02.    Investment Intent and Access. The Shareholders represent and warrant that (a) the Shares that the Shareholders receive under this Agreement will be acquired for investment for their accounts, not as nominees or agents, and not with a view to the resale or distribution of any part thereof in a manner which would violate the registration provisions of the Securities Act or any applicable state securities laws, (b) the Shareholders have had sufficient access to the SEC Reports, and (c) the Shareholders have had sufficient access to Parent and its officers to ask questions related to the SEC Reports and Parent's business and operations and to review such information, financial records and other documents relating to the SEC Reports and Parent's operations and business as the Shareholders have requested.

SECTION 9.03.    Demand Registration.

    (a)    Demand by Shareholders. On or at any time after the Closing Date, shareholders holding a majority of the Shares may make a written request to Parent for registration under the Securities Act of all or any part of the Shares held by all shareholders (the "Registrable Shares"). This requested registration will be referred to in this Agreement as the "Demand Registration." The request for Demand Registration must specify the kind and aggregate amount of Registrable Shares to be registered and the intended methods of disposition thereof. Upon such request for Demand Registration, Parent will file a Demand Registration Statement on Form S-3 (or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by a company with the SEC) relating to such Demand Registration for an offering to be made on a continuous basis pursuant to Rule 415 covering all the Registrable Shares (the "Demand Registration Statement"). Parent will use its reasonable best efforts, including responding to comments from the SEC, to (i) file the Demand Registration Statement within 60 days after the request for Demand Registration; and (ii) cause the Demand Registration Statement to become effective as soon as practicable under (x) the Securities Act, and (y) the "Blue Sky" laws of such jurisdictions as any shareholder holding Registrable Shares being registered under such registration or any underwriter, if any, reasonably requests.

    (b)    Underwritten Offerings. If any offering pursuant to Section 9.03(a) involves an Underwritten Offering (as defined below), an underwriter will be selected by the holders of three-fourths of the Registrable Shares then outstanding and will be reasonably acceptable to Parent. In such event, the right of any shareholder to include its Registrable Shares in such registration will be conditioned upon such shareholder's participation in such underwriting and the inclusion of such shareholder's Registrable Shares in the underwriting to the extent provided in this Article IX. All shareholders proposing to distribute Registrable Shares through such underwriting will (together with Parent) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 9.03, if the underwriter advises the shareholders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of Registrable Shares that may be included in the underwriting will be allocated among all holders thereof in proportion (as nearly as practicable) to the amount of Registrable Shares owned by each holder. "Underwritten Offering" means a registration in which securities of Parent are sold to an underwriter on a firm commitment basis for reoffering to the public.

    (c)    Effective Registration. Parent will be deemed to have effected a Demand Registration if the Demand Registration Statement is declared effective by the SEC and remains effective on a continuous basis pursuant to Rule 415. No Demand Registration will be deemed to have been effected if (i) such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental entity or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied by reason of a wrongful act, misrepresentation or breach of an applicable underwriting agreement by Parent.

    (d)    Parent Right to Include Shares. Parent may elect to include in the Demand Registration additional shares of Parent Common Stock to be issued by Parent.

    (e)    Notice of Intention to Sell; Parent Right to Suspend Sale. Each holder of Registrable Shares agrees, by acquisition of such Registrable Shares, in accordance with Section 11.02, to provide Parent with five business days’ prior written notice of a good faith intention to sell Registrable Shares under the Demand Registration Statement. In the notice, the holder must state the approximate number of shares the holder intends to sell within the following 90-day period. Upon the holder’s receipt of any notice from Parent that a Required Disclosure (as defined below) must be made, such holder will immediately discontinue disposition of such Registrable Shares until such holder receives a supplemented or amended prospectus, or until it is advised in writing by Parent that the use of the applicable prospectus may be resumed. Parent will not, however, be permitted to require such suspension for more than 30 days on any one occasion or on more than three occasions in any 12-month period. “Required Disclosure” means public disclosure of material non-public information, which disclosure, in Parent’s good faith judgment, (i) may reasonably be required to be made in the Demand Registration Statement (by amendment or supplement to the applicable prospectus), by filing of reports with the SEC that are incorporated by reference into the registration statement, by press release, or other means of disseminating the information through a method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public; and (ii) would not be required to be made at such time but for the current effectiveness of a registration statement.

    (f)    Duration of Demand Registration. Parent will use its best efforts to keep the Demand Registration Statement continuously effective under the Securities Act until the second anniversary of the Closing Date (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Shares covered by the Demand Registration Statement have been sold in the manner set forth and as contemplated in the Demand Registration Statement, or (ii) during any period in which all Registrable Shares may be sold within three months pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, if any holder of Registrable Shares is, at the end of the Effectiveness Period, deemed to be an "affiliate" of Parent for purposes of Rule 144 under the Securities Act, Parent will use its best efforts to keep the Demand Registration Statement continuously effective under the Securities Act beyond the second anniversary of the Closing Date with respect to the Registrable Shares held by such holder, unless and until one of the events or conditions listed in (i) or (ii) of this Section 9.03(f) has occurred with respect to the Registrable Shares held by such holder. Parent will not suspend the effectiveness of the Demand Registration Statement by reason of any actual or alleged breach of a representation, warranty or covenant contained in Article III or Article V of this Agreement.

SECTION 9.04.    Piggyback Registrations.

    (a)    Participation. If Parent at any time proposes to file a registration statement under the Securities Act with respect to any offering of its securities for its own account or for the account of any holders in a manner that would permit registration of the Registrable Shares (other than (i) a registration under Section 9.03, (ii) a registration on Form S-4 or Form S-8 or any successor form to such Forms, (iii) a registration of securities solely relating to an offering and sale to employees of Parent pursuant to any employee stock plan or other employee benefit plan arrangement, or (iv) a registration of securities issued solely in an acquisition or business combination) (a "Public Sale"), then, as soon as practicable (but in no event less than 30 days prior to the proposed date of filing such registration statement), Parent will give written notice of such proposed filing to, in the case of a Public Sale of equity securities, all holders of Registrable Shares, or in the case of a Public Sale of debt securities, all holders of Registrable Shares that are debt securities (unless all such Registrable Shares are then registered pursuant to Section 9.03). Such notice will offer the holders of Registrable Shares the opportunity to register such number of Registrable Shares as each such holder may request in writing (a "Piggyback Registration"). Subject to Section 9.04(b), Parent will include in such registration statement all Registrable Shares requested within 15 days after the receipt by the holder of any such notice (which request must specify the Registrable Shares intended to be disposed of by such holder) to be included in the registration for such offering pursuant to a Piggyback Registration. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, however, Parent determines for any reason not to register or to delay registration of such securities, Parent may, at its election, give written notice of such determination to each holder of Registrable Shares and (i) in the case of a determination not to register, will be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses, as defined in Section 9.06(a) in connection therewith), without prejudice, however, to the rights of any holders of Registrable Shares entitled to request that such registration be effected as a Demand Registration under Section 9.03; and (ii) in the case of a determination to delay registration and in the absence of a request for a Demand Registration, will be permitted to delay registering any Registrable Shares for the same period as the delay in registering such other securities. If the offering pursuant to such registration statement is an Underwritten Offering, then each holder of Registrable Shares making a request for a Piggyback Registration pursuant to this Section 9.04(a) must participate in such Underwritten Offering. If the offering pursuant to such registration statement is to be on any other basis, then each holder of Registrable Shares making a request for a Piggyback Registration pursuant to this Section 9.04(a) must participate in such offering on such basis. Each holder of Registrable Shares may withdraw all or part of such holder's Registrable Shares from a Piggyback Registration at any time prior to the effective date thereof; however, Parent is entitled to reimbursement from the holder of such withdrawn Registrable Shares for any registration fees incurred by Parent in connection with the registration of such Registrable Shares.

    (b)    Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering in a Piggyback Registration informs Parent and the holders of such Registrable Shares in writing (or, in the case of a registration that is not being underwritten, Parent informs the holders of such Registrable Shares) that the total amount or kind of securities which such holders and any other persons or entities intend to include in such offering exceeds the number which can be sold in such offering so as to have a significant adverse effect on the price, timing or distribution of the securities offered in such offering or the market for Parent Common Stock, then the securities to be included in such registration will be (i) first, 100% of the number of securities that Parent proposes to sell, (ii) second, only if the securities referenced in clause (i) have been included, the number of securities that any person exercising a contractual right to demand registration proposes to sell, and the holders of Registrable Shares propose to sell and that, in the opinion of such underwriter or underwriters, can be sold without having such adverse effect, allocated pro rata, based on the number of such shares requested to be included in such registration, and (iii) third, and only if all of the other securities referenced in clauses (i) and (ii) have been included, any other securities eligible for inclusion in such registration.

    (c)    No Effect on Demand Registration. No registration of Registrable Shares effected pursuant to a request under this Section 9.04 will be deemed to have been effected pursuant to Section 9.03 or will relieve Parent of its obligations under Section 9.03.

SECTION 9.05.    Registration Process. When required under Section 9.03 to effect the registration of the Registrable Shares, Parent will, as expeditiously as possible:

    (a)    Prepare and file with the SEC the Demand Registration Statement with respect to the Registrable Shares and use its reasonable best efforts to cause such Demand Registration Statement to become effective as soon as reasonably possible after it is filed and to keep such Demand Registration Statement effective for the period specified in Section 9.03(f). Before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, however, Parent will furnish to one counsel for the holders (the "Holders' Counsel") participating in the planned offering (selected by the holders of three-fourths of the Registrable Shares then outstanding included in such registration), and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel.

    (b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

    (c)    Furnish to the holders whose Registrable Shares are covered by the Demand Registration Statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act , and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

    (d)    Use its best efforts to register and qualify the securities covered by the Demand Registration Statement under such other securities or Blue Sky laws of such jurisdictions as will be requested by the holders whose Registrable Shares are covered by the Demand Registration Statement; provided that Parent will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless Parent is already subject to service in such jurisdiction.

    (e)    In the event the Registrable Shares are to be sold through an Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The holders proposing to distribute Registrable Shares through such underwritten public offering will also enter into and perform their obligations under such an agreement.

    (f)    In the event the Registrable Shares are to be sold through an Underwritten Offering, use its reasonable best efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Article IX, (i) an opinion, dated such date, of the counsel representing Parent for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the independent certified public accountants of Parent addressed to the underwriters, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in form and in substance as is customarily given by independent certified public accountants to underwriters in connection with an underwritten public offering.

    (g)    Promptly notify (i) each holder selling Registrable Shares covered by such registration statement and each managing underwriter, if any: (A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (C) of the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, and (D) when a prospectus relating to the registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and (ii) Holders  Counsel and each managing underwriter of any request by the SEC for amendments or supplements to such registration statement or prospectus related thereto or for additional information. If the notification relates to an event described in clause (i)(D) of this subsection, Parent will, in accordance with Section 9.05(b), promptly prepare and furnish to each holder selling Registrable Shares covered by such registration statement and each managing underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

    (h)    Cooperate with the selling holders of Registrable Shares and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Shares to be sold, and cause such Registrable Shares to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Shares to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling holders of Registrable Shares and instruct any transfer agent and registrar of Registrable Shares to release any stop transfer orders in respect thereto.

    (i)    Cause all such Registrable Shares covered by such registration statement to be included for quotation on the Nasdaq Stock Market, or listed on the principal securities exchange on which similar securities issued by Parent are then listed (if any), if the listing of such Registrable Shares is then permitted under the rules of such exchange, or secure Nasdaq authorization for such shares and, without limiting the generality of the foregoing, use its reasonable best efforts to take all actions that may be required by Parent as the issuer of such Registrable Shares in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the "NASD").

    (j)    Provide and cause to be maintained a transfer agent and registrar for all such Registrable Shares covered by such registration statement not later than the effective date of such registration statement.

    (k)    Deliver promptly to Holders' Counsel and each underwriter, if any, copies of all correspondence between the SEC and Parent, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to Parent, and, upon receipt of such confidentiality agreements as Parent may reasonably request, make reasonably available for inspection by Holders' Counsel, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Parent, and cause all of Parent's officers, directors and employees to supply all information reasonably requested by Holders' Counsel or such underwriter, attorney, accountant or agent in connection with such registration statement.

    (l)    Use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement.

    (m)    Upon written request, furnish to each holder participating in the offering and the managing underwriter, without charge, at least one conformed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

    (n)    At any time two years after the Closing Date, upon written request of a holder, cause its transfer agent and registrar to issue an unlegended replacement certificate in exchange for such holder's legended certificate covering Registrable Shares, unless the holder thereof is an affiliate of Parent.

SECTION 9.06.    Expenses; Indemnification.

    (a)    Expenses Paid by Parent. Parent will pay all Registration Expenses (as defined below) in connection with any Demand Registrations or Piggyback Registrations. "Registration Expenses" means all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees associated with the listing of the Registrable Shares on the Nasdaq Stock Market or any then applicable securities exchange, printing expenses and fees and expenses of legal counsel for Parent and all independent certified public accountants, underwriting fees and expenses (excluding discounts and commissions, which will be paid by the Shareholders out of the proceeds of the offering) and the fees and expenses of any other persons retained by Parent.

    (b)    Expenses Not Paid by Parent. All expenses other than those described in Section 9.06(a) will be paid by the holders of the Registrable Shares included in such registration, pro rata among such holders on the basis of the number of Registrable Shares included in the registration.

    (c)    Indemnification. Parent and the Shareholders selling Registrable Shares under a registration statement agree, severally and jointly, that it or they will indemnify and hold harmless the other parties and any underwriter (as defined in the Securities Act), if any, against any losses, claims, damages or liabilities, joint or several, to which it or the other parties may become subject, whether under the Securities Act or otherwise, insofar as such are caused by an untrue statement or alleged untrue statement of any material fact contained in a registration statement filed pursuant to this Article IX, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading, to the extent that the inclusion or omission was with respect to data relating to Parent, for which Parent will be responsible, or the Shareholders or their stock holdings or manner of sale, for which the Shareholders will be responsible, as the case may be.

SECTION 9.07.    Transfer of Registration Rights. A holder of Registrable Shares may transfer the registration rights set forth in this Article IX with respect to any transferred Registrable Shares to his or her spouse or children, trusts established for the benefit of the grantor or his or her spouse or children, or organizations qualifying under Section 501(c)(3) of the Code (each, a "Permitted Transferee"), provided that the Permitted Transferee agrees to be bound by the provisions of this Agreement and the Related Agreements. Any attempted transfer other than in accordance with this Section 9.07 will be null and void and will not be recognized by Parent.

ARTICLE X

Termination, Amendment and Waiver

SECTION 10.01.    Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of Company:

    (a)    by mutual consent of the parties;

    (b)    by the Parent Companies, upon a breach of any representation, warranty, covenant or agreement on the part of Company or the Shareholders set forth in this Agreement, or if any representation or warranty of Company or the Shareholders has become untrue, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b), as the case may be, would be incapable of being satisfied by February 15, 2001. A willful breach will, in any case, be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 10.01(b);

    (c)    by Company and the Shareholders, upon a breach of any representation, warranty, covenant or agreement on the part of the Parent Companies set forth in this Agreement, or if any representation or warranty of the Parent Companies has become untrue, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b), as the case may be, would be incapable of being satisfied by February 15, 2001. A willful breach will, in any case, be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 10.01(c);

    (d)    by any party, if there has been any final and nonappealable decree, judgment, injunction or other order preventing the consummation of the Merger;

    (e)    by any party, if the Merger is not consummated before February 15, 2001;

The right of any party to terminate this Agreement pursuant to this Section 10.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

SECTION 10.02.    Effect of Termination. Except as provided in Article VIII, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement will become void, there will be no liability on the part of the parties to one another and all rights and obligations of any party will cease, except that nothing in this Agreement will relieve any party of any liability for (i) any breach of such party's covenants or agreements contained in this Agreement, or (ii) any willful breach of such party's representations or warranties contained in this Agreement.

SECTION 10.03.    Amendment. This Agreement may be amended by Parent or Company by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, but after approval of the Merger by the shareholders of Company, no amendment, which under applicable law may not be made without the approval of the shareholders of Company, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties.

SECTION 10.04.    Waiver. At any time prior to the Effective Time, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 10.04, the Parent Companies as a group will be deemed to be one party.

ARTICLE XI

General Provisions

SECTION 11.01.    Dispute Resolution.

    (a)    Informal Negotiation. The parties agree that if any dispute or controversy arises out of this Agreement or any of the Related Agreements, or the performance, breach, validity, interpretation or enforcement thereof, it is in the best interests of the parties for such dispute or controversy to be resolved in the shortest time and with the lowest cost of resolution practicable. Consequently, the parties agree to resolve any dispute or controversy without resort to the courts. If any dispute or controversy arises, the parties will comply with the following procedures:

        (i)     The party believing a dispute to exist will give the other parties prompt written notice thereof, setting forth in reasonable detail the facts alleged to give rise to such dispute, any relevant contractual provisions, the nature of any claimed default or breach and a statement of the manner in which such party believes the dispute should be resolved.

        (ii)     Within 20 days after receipt of such notice, each party against whom relief is sought in connection with such dispute will deliver a written response, setting forth in reasonable detail its views of the facts alleged to give rise to such dispute, any relevant contractual provisions, the nature of the claimed default or breach and a statement of the manner in which such party believes the dispute should be resolved.

        (iii)     If the parties do not agree on the manner in which the dispute should be resolved, they will arrange to hold a meeting within 10 days after delivery of the response. Each party will have in attendance at such meeting a representative with the authority to resolve such dispute. At the meeting (and any adjournments thereof), the parties will negotiate in an attempt to agree as to whether a dispute exists, the exact nature of the dispute and the manner in which the dispute should be resolved. If deemed appropriate by the parties, a professional mediator may be engaged to assist in resolving the dispute. Any resolution of the dispute will be evidenced by a written agreement setting forth in reasonable detail the actions to be taken by each party. If no such written agreement is reached within 20 days after the first meeting (the "Negotiation Period"), the parties may pursue binding arbitration with respect to such dispute pursuant to Section 11.01(b).

    (b)    Binding Arbitration. To the extent that the dispute resolution procedures set forth in Section 11.01(a) are unsuccessful, all disputes and controversies arising out of or relating to this Agreement or any of the Related Agreements, or the performance, breach, validity, interpretation or enforcement thereof, will be resolved by binding arbitration in accordance with Title 9 of the U.S. Code (United States Arbitration Act) and the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association, Inc. (the "AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

        (i)     A party may initiate arbitration by sending written notice of its intention to arbitrate to the other parties and to the AAA office located in Dallas, Texas (the “Arbitration Notice”) within five business days after expiration of the Negotiation Period. The Arbitration Notice will contain a description of the dispute and the remedy sought. The arbitration will be conducted at the offices of the AAA in Dallas, Texas before three independent and impartial arbitrators experienced in legal matters related to the medical device manufacturing industry. Each party will be entitled to select one arbitrator, and the two individuals so selected will select the third arbitrator. In no event may a demand for arbitration for a Claim under Article VIII be made after the date when the institution of a legal or equitable proceeding based on such Claim would be barred by Section 8.06.

        (ii)     Except as otherwise specifically provided herein, the arbitration and any discovery conducted in connection therewith will be conducted in accordance with the Rules. The arbitrators’ authority to make any award will be based on and limited by the laws of the State of Texas and the terms and conditions of this Agreement. The arbitrators will deliver their decision in writing, together with a summary of the reasons for their decision, including citations to legal authority to the extent appropriate. The decision of the arbitrators will be final and binding on all parties. A judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The parties intend that this agreement to arbitrate be irrevocable.

        (iii)     The panel of arbitrators will be selected no later than 45 days after the date of the Arbitration Notice. The arbitration hearings will commence no later than three months after the panel of arbitrators is selected. The arbitrators will render their decision no later than 30 days after the close of the hearings, in accordance with AAA Rules.

        (iv)     The panel of arbitrators selected pursuant to Section 11.01(b)(i) will allocate the costs and expenses of arbitration to each party as the arbitrators determine is appropriate in their sole and absolute discretion.

        (v)     The parties agree that, notwithstanding anything to the contrary in this Section 11.01(b), any award made by the arbitrators will be consistent with the terms and conditions of this Agreement (including the terms and limitations set forth in Article VIII) and that any award will be restricted to a remedy that would be available to a party under this Agreement.

SECTION 11.02.    Notices. All notices and other communications given or made pursuant to this Agreement must be in writing and will be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as is specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

(a)	If to any of the Parent Companies, to:

Advanced Neuromodulation Systems, Inc. 6501 Windcrest Drive Suite 100 Plano, Texas 75024 Facsimile No.: (972) 309-8150 Attention: Bob Merrill

with a copy to:

Hughes and Luce, L.L.P. 1717 Main Street Suite 2800 Dallas, Texas 75201 Facsimile No.: (214) 939-6100 Attention: Ken Hawari

(b)	If to Company or the Shareholders, to:

Hi-tronics Designs, Inc. 58 Route 46 Suite E Budd Lake, New Jersey 07828 Facsimile No.: (973) 347-2879 Attention: Anthony Varrichio William Winstrom

with a copy to:

Witman, Stadtmauer and Michaels, P.A. 26 Columbia Turnpike Florham Park, New Jersey 07932 Facsimile No.: (973) 822-1188 Attention: Eric Michaels

SECTION 11.03.    Certain Definitions. For the purposes of this Agreement, the term:

    (a)    "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

    (b)    "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

    (c)    "Closing Balance Sheet" means the balance sheet of Company as of the Closing Date but immediately prior to the effectiveness of the Merger, which has been prepared in accordance with GAAP consistently applied.

    (d)    "control" (including the terms "controlled," "controlled by," and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

    (e)    "ERISA Affiliate" means Company and each corporation, partnership, or other trade or business, whether or not incorporated, which is or has been treated as a single employer or controlled group member with Company pursuant to Code Section 414 or ERISA Section 4001.

    (f)    "knowledge" or "known" means with respect to any matter in question, if an executive officer of Company or Parent, as the case may be, has actual knowledge of such matter;

    (g)    "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects, could reasonably be expected to be materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operations of Company, or of Parent and its subsidiaries, as applicable;

    (h)    "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as used in Section l3(d) of the Exchange Act);

    (i)    "subsidiary" or "subsidiaries" of Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing entity of such corporation or other legal entity; and

    (j)    "Tax" or "Taxes" means any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (x) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (y) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (z) interest, penalties and additions to tax imposed with respect thereto.

SECTION 11.04.    Headings. The headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement. Section and Exhibit references in this Agreement are, unless the context otherwise requires, references to sections of and exhibits to this Agreement.

SECTION 11.05.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

SECTION 11.06.    Entire Agreement. This Agreement (together with the Exhibits and the Company Disclosure Schedule), the Escrow Agreement and the Option Agreement for the Purchase of Certain Assets constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter of this Agreement.

SECTION 11.07.    Assignment. This Agreement may not be assigned by operation of law or otherwise except that Parent may assign the right and obligation of Merger Sub to another of its wholly-owned subsidiaries.

SECTION 11.08.    Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of the parties, and nothing in this Agreement, express or implied will confer upon any other person any right, remedy, obligation, benefit or liability of any nature whatsoever, except as expressly provided in this Agreement.

SECTION 11.09.    Specific Performance. The parties acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

SECTION 11.10.    Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement in this Agreement, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

SECTION 11.11.    Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

SECTION 11.12.    Counterparts. This Agreement may be executed in multiple counterparts, and by the parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above in its corporate or individual capacity, as indicated, and in the case of a corporation, by its respective officer thereunto duly authorized.

ADVANCED NEUROMODULATION SYSTEMS, INC.

By: /s/ CHRISTOPHER G. CHAVEZ Name: Christopher G. Chavez Title: President and Chief Executive Officer

ANS ACQUISITION CORP.

By: /s/ CHRISTOPHER G. CHAVEZ Name: Christopher G. Chavez Title: President

HI-TRONICS DESIGNS, INC.

By: /s/ ANTHONY VARRICHIO Name: Anthony Varrichio Title: President

THE SHAREHOLDERS

/s/ ANTHONY VARRICHIO Anthony Varrichio, individually

/s/ WILLIAM WINSTROM William Winstrom, individually

NOTE: The exhibits and schedules to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a copy of any omitted exhibit or schedule to the Commission upon request.

Exhibit 99.1

Agency Contact:	Company Contact:
Neil Berkman Associates	Chris Chavez
(310) 277-5162	President and CEO
info@BerkmanAssociates.com	(972) 309-8000

Advanced Neuromodulation Systems
Completes Acquisition of Hi-tronics Designs

        DALLAS,TEXAS, January 3, 2001 –– Advanced Neuromodulation Systems, Inc. (ANS)(NASDAQ:ANSI) announced today that it has completed the previously announced acquisition of Hi-tronics Designs, Inc. (HDI), a privately held contract developer and original equipment manufacturer (OEM) of electro-mechanical devices headquartered in Budd Lake, New Jersey. ANS acquired all of HDI’s outstanding stock through a merger in exchange for 1.1 million shares of ANS common stock.

        HDI developed and will supply ANS’s Totally Implantable Pulse Generator (IPG) and is the manufacturer of the transmitter used with ANS’s Renew radio frequency (RF) neurostimulation system. HDI has developed more than 30 medical devices for leading device companies, including Medtronic, Inc. (NYSE:MDT), Cyberonics (NASDAQ:CYBX), Orthofix International N.V. (NASDAQ:OFIX), Exogen (now part of Smith & Nephew plc) and Micromed Technology, Inc., and its technology has been instrumental in the success of a number of new public medical device companies.

        The transaction will be accounted for on a “pooling of interests” basis. ANS expects to record a charge for transaction-related expenses in the first quarter ending March 31, 2001. Exclusive of this charge, the transaction is expected to be accretive to ANS’s earnings on a fully diluted basis in calendar year 2001.

About Advanced Neuromodulation Systems

        Advanced Neuromodulation Systems designs, develops, manufactures and markets implantable systems used to manage chronic intractable pain and other disorders of the central nervous system.

        The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

        Statements contained in this document that are not based on historical facts are “forward-looking statements.” Terms such as “plan,” “should,” “would,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “predict,” “scheduled,” “new market,” “potential market applications” and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: completion of research and development projects in an efficient and timely manner; obtaining regulatory approvals on a timely and cost-efficient basis to permit the introduction of new products; the satisfactory completion of clinical trials and/or market tests prior to the introduction of new products; the adequacy, acceptability and timeliness of component supply; the approval of new products by reimbursement agencies including insurance companies, HMOs, Medicare and Medicaid; the efficacy of the Company’s products for new applications; and other risks detailed from time to time in the Company’s SEC filings. Consequently, if such management assumptions prove to be incorrect or such risks or uncertainties materialize, anticipated results could differ materially from those forecast in forward-looking statements.